UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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 1

PROXY STATEMENT

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

505 Main Street, P.O. Box 667

Hackensack, New Jersey 07602

NOTICE OF ANNUAL MEETING OF HOLDERS OF SHARES OF BENEFICIAL INTEREST

April 4, 2019

TO THE HOLDERS OF SHARES OF BENEFICIAL INTEREST OF

FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

The Annual Meeting of the holders (the “Shareholders”) of shares of beneficial interest without par value of First Real Estate Investment Trust of New Jersey (the “Trust”) will be held on Thursday, April 4, 2019, at the Trust’s executive offices, 505 Main Street, Hackensack, New Jersey at 7:30 p.m., Eastern Daylight Savings Time. At the Annual Meeting, the Shareholders will consider and vote on the following matters:

1.	The election of two Trustees for terms of three years each, or until their successors have been elected and qualify;
2.	The ratification of the appointment by the Audit Committee of EisnerAmper LLP as the independent registered public accountants of the Trust to audit and report upon the Trust’s consolidated financial statements for the fiscal year ending October 31, 2019; and
3.	Such other business as may properly come before the Annual Meeting or any adjournment thereof.

The Shareholders of record at the close of business on February 19, 2019 are entitled to notice of and to vote at the Annual Meeting.

JOHN A. AIELLO, Secretary

Hackensack, New Jersey

February 28, 2019

TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, PLEASE VOTE IN ONE OF THE FOLLOWING WAYS:

(1)	BY MAIL BY SIGNING AND DATING THE ACCOMPANYING PROXY CARD AND MAILING IT IN THE ENCLOSED ENVELOPE;
(2)	VIA THE INTERNET BY GOING TO THE WEBSITE IDENTIFIED ON THE ACCOMPANYING PROXY CARD; OR
(3)	BY TELEPHONE BY CALLING THE TELEPHONE NUMBER IDENTIFIED ON THE ACCOMPANYING PROXY CARD.

TO VOTE VIA THE INTERNET OR BY TELEPHONE, PLEASE FOLLOW THE INSTRUCTIONS PRINTED ON THE ACCOMPANYING PROXY CARD.

PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

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FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY

PROXY STATEMENT

Annual Meeting and Proxy Solicitation

This Proxy Statement and the enclosed proxy materials are furnished to the holders (the “Shareholders”) of shares of beneficial interest without par value (the “Shares”) of First Real Estate Investment Trust of New Jersey (the “Trust”) in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders to be held on Thursday, April 4, 2019 at 7:30 p.m., and any adjournment or postponement thereof (the “Annual Meeting”), pursuant to the accompanying Notice of Annual Meeting of Holders of Shares of Beneficial Interest. The Annual Meeting will be held at the Trust’s executive offices located at 505 Main Street, Hackensack, New Jersey 07602.

Proxies for use at the Annual Meeting are being solicited by the Board of Trustees of the Trust (the “Board” or the “Board of Trustees”). The cost of preparing, assembling and mailing the proxy materials will be borne by the Trust. It is not anticipated that any compensation will be paid for soliciting proxies, and the Trust does not intend to employ specially engaged personnel in the solicitation of proxies. It is contemplated that proxies will be solicited principally through the mail. Members of the Board of Trustees and executive officers of the Trust may also, without additional compensation, solicit proxies, personally or by mail, email, special letter, telephone, telegraph, facsimile transmission or other electronic means.

The Trust anticipates mailing this Proxy Statement to its Shareholders beginning on or about March 1, 2019.

Voting Securities and Shareholders Entitled to Vote

The Shares are the only voting securities entitled to vote at the Annual Meeting, which are the Trust’s only authorized, issued and outstanding class of equity securities.

The record date for determining Shareholders entitled to notice of, and to vote at, the Annual Meeting (or any adjournments or postponements thereof) was February 19, 2019, and only Shareholders of record on the books of the Trust at the close of business on February 19, 2019 are entitled to notice of and to vote at the Annual Meeting. There were 6,758,554 Shares issued and outstanding at the close of business on February 19, 2019.

How to Vote

If you are a Shareholder of record, you may cast your votes at the Annual Meeting if you attend the Annual Meeting in person. In addition, Shareholders of record may cast their votes by proxy using any one of the following methods:

(1)	by mail by indicating your votes on the enclosed proxy card and signing and dating the proxy card, and mailing it in the enclosed envelope;

(2)	via the Internet by going to the website indicated on the enclosed proxy card and following the instructions on the website to cast your votes; or
(3)	by telephone by calling the telephone number indicated on the enclosed proxy card and following the instructions to cast your votes.

If you elect to cast your votes via the Internet or by telephone, your votes will be authenticated by use of a personal identification number that is indicated on the enclosed proxy card, which you will need to provide in order to access the Internet or telephone voting platform. If you elect to cast your votes via the Internet or by telephone, you do not need to return a proxy card.

If you are the beneficial owner of Shares that you hold through a bank, broker or other record holder in “street name,” you have the right to direct your bank, broker or other record holder on how to vote your Shares by following the instructions provided to you by your bank, broker or other record holder. Alternatively, if you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from your bank, broker or other record holder and present it at the Annual Meeting.

Quorum and Voting Standards

The holders of a majority of the outstanding Shares, present in person or represented by proxy, will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum is present at the Annual Meeting.

Each Share entitles its owner to one vote on an equal basis. A plurality of the votes cast at the Annual Meeting by the holders of Shares present in person or represented by proxy and entitled to vote is required in order to elect each of the nominees for Trustee under Item 1. The proxy card provides space for a Shareholder to withhold his or her vote for a nominee to the Board of Trustees under Item 1. A majority of the votes cast at the Annual Meeting is required to ratify the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2019 under Item 2.

Tabulation of Votes

All votes will be tabulated by the inspector of election appointed for the Annual Meeting who will separately tabulate affirmative votes, authority withheld and broker non-votes with regard to the election of Trustees under Item 1, and affirmative votes, negative votes, abstentions and broker non-votes with regard to the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2019 under Item 2.

Effect of Abstentions

Any proxy submitted and containing any abstention will not be counted as a vote cast with respect to the election of Trustees under Item 1, in favor of the ratification of the appointment of EisnerAmper LLP under Item 2, or any other matter to which it relates.

Effect of Not Casting Your Vote

For Shareholders of record, if any proxy is received that does not contain indication of voting instructions, the designated proxies will vote as recommended by the Board of Trustees.

For Shareholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, if the Shareholder does not instruct the bank, broker or other record holder on how to vote their Shares, then under applicable regulations, the record holder will only have discretion to vote the Shares on the ratification of the appointment of EisnerAmper LLP as the Trust’s independent registered public accountants under Item 2. The record holder will not have discretion to vote the Shares in the election of Trustees under Item 1, which will result in broker non-votes that will not be counted as votes cast in the election of Trustees. Accordingly, failure to vote your Shares in the election of Trustees under Item 1 will have no effect on the outcome of the vote to elect Trustees.

How to Revoke Your Proxy or Change Your Vote

You may change your vote, or otherwise revoke the authority granted by your execution of a proxy, at any time before your proxy is exercised at the Annual Meeting.

For Shareholders of record, you may revoke a previously-executed proxy and change your vote as follows:

•	If you voted by mail, you may execute and deliver a timely and later-dated proxy, or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.
•	If you voted via the Internet or by telephone, you may change your vote with a timely and valid later vote via the Internet or by telephone (as the case may be), or you may attend the Annual Meeting in person, and provide written notice of your revocation to the Secretary of the Annual Meeting and vote by ballot at the meeting.

Your presence at the Annual Meeting does not, of itself, revoke a proxy that you previously provided either by mail, via the Internet or by telephone.

For Shareholders who hold their Shares beneficially in “street name” through a bank, broker or other record holder, you may revoke your proxy and/or change your vote in the manner provided by your bank, broker or other record holder.

Other Matters

The Board of Trustees is not aware, as of the date hereof, of any matters to be presented at the Annual Meeting other than the matters described hereinabove, but if any other matter incident to the Annual Meeting is properly presented, the persons named in the proxy will vote thereon according to their best judgment.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information, as of February 19, 2019, with respect to beneficial ownership, as defined in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of beneficial interests in the Trust, as represented by the Shares, for each Trustee, nominee for Trustee, and Executive Officer of the Trust. The only persons known to the Trust who beneficially own greater than 5% of the Shares are two of the Trustees named in the table below.

Amount and Nature of Beneficial Ownership

Name of Beneficial Owner (1)	(A) Aggregate Number of Shares Beneficially Owned (2)		(B) Number of Shares Acquirable within 60 Days		(C) Aggregate Number of Shares Deemed to be Beneficially Owned (Column A plus Column B)		(D) Percent of Class

Ronald J. Artinian (3)(4)	443,392	(5)	16,800	(6)	460,192	(5)	6.8%
Alan L. Aufzien (3)	41,600	(7)	7,600	(6)	49,200	(7)	*
David F. McBride, Esq. (3)	5,000	(8)	15,200	(6)	20,200	(8)	*
Robert S. Hekemian, Jr. (3)(9)	283,661	(10)	18,400	(6)	302,061	(10)	4.5%
John A. Aiello, Esq. (3)(9)	5,000		7,600	(6)	12,600		*
Justin F. Meng (3)(4)	15,000	(11)	7,600	(6)	22,600	(11)	*
David B. Hekemian (3)	391,940	(12)	12,000	(6)	403,940	(12)	6.0%
Richard J. Aslanian (3)	10,200		—		10,200		*
Allan Tubin (9)	7,662		4,800		12,462		*
All Trustees and Executive Officers as a group (9 persons) (5)(7)(8)(10)(11)(12)	1,101,239	(13)	90,000	(6)	1,191,239	(13)	17.4%

* Shares beneficially owned do not exceed 1% of the Trust’s issued and outstanding Shares.

(1)	All Trustees and Executive Officers listed in this table, with the exception of John A. Aiello, maintain a mailing address at 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. John A. Aiello maintains a mailing address at 125 Half Mile Road, Suite 300, Red Bank, New Jersey 07701.
(2)	Except as otherwise indicated, all of the Shares are held beneficially and of record.
(3)	A Trustee of the Trust.

(4)	A nominee for Trustee.
(5)	Includes 52,504 Shares held in Individual Retirement Accounts for the benefit of Mr. Artinian. Also includes 4,250 Shares which are held by Mr. Artinian’s son, with respect to which Mr. Artinian disclaims beneficial ownership.
(6)	Vested options to acquire Shares that are currently exercisable.
(7)	Includes 2,000 Shares held by Mr. Aufzien’s wife, with respect to which Mr. Aufzien disclaims beneficial ownership.
(8)	Includes 4,000 Shares held by Mr. McBride’s wife.
(9)	An Executive Officer of the Trust.
(10)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) 9,238 Shares which are held in trust by Mr. Hekemian for the benefit of his children, and (iii) an aggregate of 11,000 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and of which Mr. Hekemian is trustee,. Also includes 25,458 Shares held in a trust of which Mr. Hekemian is a beneficiary. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts.
(11)	Includes 2,400 Shares held by Mr. Meng’s wife, with respect to which Mr. Meng disclaims beneficial ownership.
(12)	Includes (i) an aggregate of 102,216 Shares which are held by certain partnerships and limited liability companies in which Mr. Hekemian is a partner or member, (ii) an aggregate of 22,506 Shares which are held in certain trusts for the benefit of Mr. Hekemian’s nephews and niece and of which Mr. Hekemian is a trustee, (iii) 25,470 Shares held in a trust of which Mr. Hekemian is a beneficiary, (iv) an aggregate of 88,940 Shares held by the Robert and Mary Jane Hekemian Foundation, Inc. of which Mr. Hekemian is the Vice President/Treasurer, and (v) 6,000 Shares held in trust by Mr. Hekemian for the benefit of his children. Mr. Hekemian disclaims beneficial ownership of the foregoing Shares held in partnerships, limited liability companies and trusts except to the extent of his pecuniary interest in such partnerships, limited liability companies and trusts. Also includes 1,600 Shares held by Mr. Hekemian’s wife, with respect to which Mr. Hekemian disclaims beneficial ownership.
(13)	Robert S. Hekemian, Jr. and David B. Hekemian are both deemed to be the beneficial owner of 102,216 Shares held by certain partnerships and limited liability companies in which each of them is a partner or member. Therefore, the total number of Shares beneficially owned by all Executive Officers and Trustees as a group, which includes both Robert S. Hekemian, Jr. and David B. Hekemian, is not merely the aggregate of the beneficial ownership of each Executive Officer and Trustee, since calculating the aggregate number of Shares beneficially owned by all Executive Officers and Trustees as a group on that basis would result in the 102,216 Shares of which both Robert S. Hekemian, Jr. and David B. Hekemian are deemed the beneficial owner being double-counted. As disclosed above, Robert S. Hekemian, Jr. and David B. Hekemian disclaim beneficial ownership of the 102,216 Shares except to the extent of their respective pecuniary interests in the partnerships and limited liability companies that hold such Shares.

ITEM 1 – ELECTION OF TRUSTEES

The Board of Trustees governs the Trust. The Trust’s Amended and Restated Declaration of Trust, as amended (the “Declaration of Trust”), provides that the Board of Trustees will consist of not fewer than five nor more than nine Trustees.

The size of the Board of Trustees is currently fixed at nine Trustees. In order to allow the Board of Trustees to strike a balance with respect to the number of Trustees whose terms are expiring at each annual meeting of the Shareholders, the Declaration of Trust authorizes the Board of Trustees to designate whether the term of a nominee for Trustee shall either be two years or three years at the time a Trustee is nominated for election.

The Trust’s Amended and Restated Declaration of Trust, as amended, was amended in December 2017 to provide that no person who has reached the age of 75 shall be permitted to serve as a Trustee, except that any Trustee who reaches the age of 75 while in office shall be permitted to complete his or her then-current term. In addition, any Trustee who was in office as of November 1, 2017 is permitted to remain in office until such Trustee reaches the age of 79, at which time such Trustee is permitted to either retire as a Trustee upon reaching the age of 79, or continue to serve as a Trustee for the remainder of the then-current term.

Alan L. Aufzien’s term as Trustee is scheduled to expire at the Annual Meeting. Inasmuch as Mr. Aufzien is 89 years of age, Mr. Aufzien is not eligible under the Declaration of Trust to serve a successive term as a Trustee upon the expiration of his current term at the Annual Meeting. Therefore, Mr. Aufzien has not been nominated for election by the Board and will retire as a Trustee upon the expiration of his current term at the Annual Meeting.

In addition, Donald W. Barney retired as President, Chief Financial Officer, Treasurer and as a Trustee of the Trust, effective February 7, 2019. Mr. Barney’s term as a Trustee had been scheduled to expire at the Trust’s 2020 Annual Meeting of Shareholders.

As a result of Mr. Barney’s retirement as an Executive Officer and Trustee in February 2019, and Mr. Aufzien’s retirement as a Trustee upon the expiration of his current term, the Board of Trustees approved a reduction to the size of the Board from nine Trustees to seven Trustees to eliminate the two resulting vacancies on the Board. This reduction will be effective upon the conclusion of the Annual Meeting.

Nominees

Consistent with the recommendation of the Nominating Committee of the Board of Trustees, the Board has nominated Ronald J. Artinian and Justin F. Meng for election as Trustees each for a three-year term to commence at the Annual Meeting and expire at the 2022 Annual Meeting. The Nominating Committee did not recommend, and the Board did not nominate, candidates for election as Trustees to fill the vacancy on the Board resulting from Donald W. Barney’s retirement as a Trustee, or the vacancy resulting from Alan L. Aufzien’s retirement as a Trustee upon the expiration of his current term at the Annual Meeting.

Ronald J. Artinian and Justin F. Meng are currently members of the Board of Trustees, with their terms of office scheduled to expire as of the date of the Annual Meeting. Please see the section captioned “Board of Trustees” below for a description of the business experience of and other relevant information with respect to the nominees.

Unless otherwise instructed, the persons named in the accompanying proxy intend to vote in favor of the election of Ronald J. Artinian and Justin F. Meng to three-year terms as Trustees. Should Ronald J. Artinian or Justin F. Meng be unable to serve, the proxies will be voted for the election of such other person or persons as shall be determined by the persons named in the proxy in accordance with their judgment, and any such person elected in their place shall be elected to a three-year term as Trustee. Management of the Trust is not aware of any reason why Ronald J. Artinian or Justin F. Meng would be unable to serve as a Trustee if elected.

The Board of Trustees recommends a vote FOR the election of Ronald J. Artinian and Justin F. Meng as Trustees.

Executive Officers, Trustees and Nominees for Trustee

The Executive Officers and Trustees of the Trust, and the nominees for Trustee, are as follows:

Name	Age	Position(s)

Robert S. Hekemian, Jr.	59	Chief Executive Officer, President and Trustee
Ronald J. Artinian	70	Chairman of the Board and Trustee*
Alan L. Aufzien	89	Trustee
David F. McBride, Esq.	71	Trustee
John A. Aiello, Esq.	69	Executive Secretary, Secretary and Trustee
Justin F. Meng	40	Trustee*
David B. Hekemian	52	Trustee
Richard J. Aslanian	58	Trustee
Allan Tubin	80	Chief Financial Officer and Treasurer

*Nominee for re-election as Trustee at the 2019 Annual Meeting.

There are no family relationships among the Trustees, nominees for Trustee and the Executive Officers, except that Robert S. Hekemian, Jr., Chief Executive Officer, President and a Trustee of the Trust, and David B. Hekemian, a Trustee, are siblings and the sons of Robert S. Hekemian, the Trust’s former Chairman and Chief Executive Officer and the Chairman and Chief Executive Officer of Hekemian & Co., Inc., the Trust’s managing agent (“Hekemian & Co.”). During the past five years, none of the Trustees, nominees for Trustee or Executive Officers of the Trust have served as directors of any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940, as amended, except Robert S. Hekemian, Jr., who is a director of Oritani Financial Corp. (ORIT), the holding company for Oritani Bank, of which he is also a director, and Ronald J. Artinian, who served as a director of CommonWealth REIT (now known as Equity Commonwealth) during 2014, and The Reserve, The Reserve Primary Fund in Liquidation and The Reserve Yield Plus Fund in Liquidation, which are registered investment companies, from 2006 to 2016.

Each of the Executive Officers of the Trust serves in his office(s) until such time as his successor is elected and qualified.

Biographical Information

Robert S. Hekemian, Jr. has served as a Trustee since 2007, and he was appointed as Chief Executive Officer of the Trust in April 2018 following the retirement of Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust. Mr. Hekemian was additionally appointed to the office of President of the Trust in February 2019. Mr. Robert Hekemian, Jr.’s current term as a member of the Board of Trustees is scheduled to expire in April 2020, and his term as Chief Executive Officer will expire at such time as his successor is appointed and qualifies. Mr. Hekemian has been involved in real estate activities for over 35 years, including property management, leasing, mortgage financing, construction and acquisitions of residential and commercial properties located throughout the Northeast and Mid-Atlantic regions of the United States. He has served as President and Chief Operating Officer of Hekemian & Co. since 2004, and is a member of the Executive Committee of Hekemian & Co. From 1983 to 2003, Mr. Hekemian served as Executive Vice President of Hekemian & Co. Mr. Hekemian is principally responsible for identifying real estate acquisitions and evaluating the performance of the real estate properties managed by Hekemian & Co. with a view toward maintaining or altering management and/or leasing strategies. Mr. Hekemian also serves on the Boards of Directors of Oritani Bank and Oritani Financial Corp., the holding company for the bank, and the New York Philharmonic. Mr. Hekemian is Chairman of the Bergen Community College Foundation. He is a Member of the Board of Governors, Hackensack University Medical Center, and a Trustee of the Hackensack University Medical Center Foundation.

Ronald J. Artinian has served as a Trustee since 1992, and he was appointed as Chairman of the Trust in April 2018 following the retirement of Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust. Mr. Artinian’s current term as a member of the Board of Trustees is scheduled to expire at the Annual Meeting, and his term as Chairman will expire at such time as his successor is appointed and qualifies. Mr. Artinian worked in the financial services industry for 26 years, including with Smith Barney, Inc. from 1989 to 1998, where Mr. Artinian held positions as an Executive Vice President, Managing Director and National Sales Manager. Mr. Artinian retired from Smith Barney in January 1998 in order to pursue other business interests as a private investor. Mr. Artinian joined the board of The Reserve, a money market fund, in 2007 and served as lead independent director from March 2009 through December 2016. Mr. Artinian served as a member of the board of NYMAGIC, Inc., an insurance holding company specializing in commercial lines property and casualty and ocean marine insurance, from 2008 until the sale of that company in 2010. He also served on the board of CommonWealth REIT (now known as Equity Commonwealth), a real estate investment trust, during 2014.

Alan L. Aufzien has served as a Trustee since 1992. Since 1986, Mr. Aufzien has been Chairman and Managing Partner of The Norall Organisation, an investment company. From 1980 to 1998, Mr. Aufzien was a partner in the Meadowlands Basketball Association, t/a New Jersey Nets (member of the National Basketball Association, now known as the Brooklyn Nets), and was its Chairman and Chief Executive Officer, and then its Secretary and Treasurer, as well as a member of its Board of Directors.

Alan L. Aufzien’s current term as a member of the Board of Trustees is scheduled to expire at the Annual Meeting. Pursuant to the mandatory retirement age provisions of the Trust’s Amended and Restated Declaration of Trust, as amended, which are described above, Mr. Aufzien will retire as a Trustee of the Trust upon the expiration of his current term.

David F. McBride, Esq. has served as a Trustee since 2007. His current term as a member of the Board of Trustees is scheduled to expire in April 2020. Mr. McBride has over 45 years of diversified real estate experience. He is the Chief Executive Officer of McBride Enterprises, Inc., a family-owned real estate company started in 1898. Mr. McBride was responsible for the development of numerous office and industrial properties, as well as residential projects in Northern New Jersey. He also oversaw the operations of his family’s general construction company, the Alpert P. Schmidt Construction Company, civil engineering firm, Urban Planning and Engineering Company, and commercial brokerage firm, McBride Corporate Real Estate. Mr. McBride was also instrumental in forming the Keystone Property Trust (NYSE) in 1998 and served as its Chairman of the Board until its sale to ProLogis (NYSE) in 2004. Mr. McBride has also been a Partner in and is presently Of Counsel to the law firm of Harwood Lloyd, LLC, specializing in real estate matters. Since 1998, Mr. McBride has also served as the Chairman and President of the Mountain Club Inc., t/a The High Mountain Golf Club. Mr. McBride also served on the Advisory Board of the McDonough School of Business at Georgetown University from 2008 to 2018.

John A. Aiello, Esq. has served as the Secretary and Executive Secretary of the Trust since 2003 and as a member of the Board of Trustees since December 2015. His current term as a member of the Board of Trustees is scheduled to expire in April 2021. Mr. Aiello is an officer and shareholder of the law firm of Giordano, Halleran & Ciesla, P.C., where he has practiced law for 44 years. He is Chairman of the law firm’s Corporate and Securities practice group and concentrates his practice on corporate and securities law matters, including mergers and acquisitions and various corporate finance transactions. See the section entitled “Certain Relationships and Related Party Transactions” in this Proxy Statement. Mr. Aiello is a member and former Chairman of the Board of Directors of the Business Law Section of the New Jersey State Bar Association and a member of the Board of Directors of the New Jersey chapter of the Association for Corporate Growth, a non-profit organization of professionals and business leaders in the middle market mergers and acquisitions space. Mr. Aiello is also a member of the Advisory Board of the Leon Hess School of Business of Monmouth University.

Justin F. Meng has served as a member of the Board of Trustees since February 2016.  His current term as a member of the Board of Trustees is scheduled to expire at the Annual Meeting. Mr. Meng is a Managing Partner and Co-Portfolio Manager at V3 Capital Management L.P., an investment firm focused on publicly-traded real estate securities that he co-founded in 2011.  Previously, he was Partner and Head of REIT Research for High Rise Capital Management, L.P., where he worked from 2005 to 2011.  From 2002 to 2005, Mr. Meng served as an Associate at J.P. Morgan Asset Management in the Real Estate Investment Group, where he worked both in the acquisitions and asset management departments.  From 2000 to 2002, he served as an Analyst at J.P. Morgan Asset Management in their Fixed Income Group. Mr. Meng is a CFA charterholder.

David B. Hekemian has served as a member of the Board of Trustees since April 2018. His current term as a member of the Board of Trustees is scheduled to expire in April 2021. Mr. Hekemian has served as a commercial real estate executive at Hekemian & Co. for over 30 years, holding positions of increasing responsibilities throughout his tenure at the company focused on strategic business and investment planning, retail development and leasing, asset profitability management and lender negotiations. From 1988 to 1992 he served as Property Manager, and from 1992 to 1996 he served as Vice President-Salesperson. Since 1996 Mr. Hekemian has served as Principal/Broker-Salesperson, Director of Commercial Brokerage and as a member of

Hekemian & Co.’s Executive Committee. Mr. Hekemian is a member of the Armenian Missionary Association of America, where he served as Assistant Treasurer and a member of the Budget and Finance Committee from 1998 to 2007 and as Co-Chairman of the Investment Committee from 1996 to 2009, which included oversight and management of a $100 million equity and fixed income portfolio.

Richard J. Aslanian has served as a member of the Board of Trustees since April 2018. His current term as a member of the Board of Trustees is scheduled to expire in April 2021. Mr. Aslanian is the Co-Founder of Welcome Home Brands, LLC, a distributor of imported paper and plastic bakeware products that services cruise lines, hotels, casinos and food service companies. He co-founded Welcome Home Brands, LLC in 2010. From 2007 to 2009 Mr. Aslanian was the Chief Executive Officer, sole Mananging Member and founder of Blue Ram Capital Management, LLC, which managed an investment partnership of public equities in developed markets. In 2006, Mr. Aslanian retired from Goldman Sachs & Co. as a Managing Director after having been with the firm since 1991, during which time he was co-head of one of the most prominent wealth management teams of the firm. From 1985 to 1991 Mr. Aslanian was an attorney at the law firm of Paul, Weiss, Rifkind, Wharton & Garrison LLP where he concentrated his practice on corporate and tax matters and public and private mergers and acquisitions. Mr. Aslanian established the Richard J. Aslanian Scholarship Fund, an endowed scholarship, at the University of Pennsylvania, and has served on the boards of several charitable organizations, including the Partnership for Inner-City Education, the Harrison Educational Foundation and the Armenian Church Endowment Fund.

Allan Tubin was appointed as Chief Financial Officer and Treasurer of the Trust in February 2019. Mr. Tubin is the Chief Financial Officer of Hekemian & Co., the Trust’s managing agent. As Chief Financial Officer of Hekemian & Co., Mr. Tubin is responsible for corporate and project finance, budgeting and tax planning, accounting, and SEC compliance for both Hekemian & Co. and its affiliates. He is a member of Hekemian & Co.’s Acquisitions and Development Due Diligence Team, where he is responsible for financial forecasting and modeling. Mr. Tubin has over 25 years’ experience in real estate finance. Prior to joining Hekemian & Co. in 1996, he served as the Chief Financial Officer for the international real estate activities of the investment bank Donaldson, Lufkin & Jenrette, and served as a certified public accountant with Ernst & Young.

Meetings of the Board of Trustees

During the fiscal year ended October 31, 2018, the Board of Trustees held ten meetings and acted by unanimous written consent on two occasions. Each incumbent member of the Board of Trustees attended at least 75% of the aggregate number of (i) meetings of the Board of Trustees and (ii) meetings of the committees of the Board of Trustees on which he served that were held during fiscal 2018, or, in the case of Trustees who were elected as Trustees for the first time at the 2018 Annual Meeting of Shareholders held in April 2018, that were held during the time in which he served as a Trustee during fiscal 2018.

Trustee Attendance at Annual Meeting

The Trust encourages all of the Trustees to attend the Annual Meeting, and expects that all Trustees will attend the Annual Meeting absent a valid reason such as a scheduling conflict. All of the Trustees attended the Annual Meeting of Shareholders held on April 5, 2018, except for one Trustee who was unable to attend due to a scheduling conflict.

Committees of the Board of Trustees

The Board of Trustees has five standing committees: the Executive Committee, the Nominating Committee, the Compensation Committee, the Audit Committee and the Long-Term Planning Committee.

Executive Committee

The Executive Committee of the Board of Trustees is authorized to make policy and certain business decisions during any interval between meetings of the Board of Trustees. All decisions of the Executive Committee are promptly reported to the Board of Trustees. During fiscal 2018, Donald W. Barney, Ronald J. Artinian and Alan L. Aufzien served on the Executive Committee. Robert S. Hekemian and Herbert C. Klein also served as members of the Executive Committee during fiscal 2018 until their retirement as Trustees on April 5, 2018. The Executive Committee did not meet during fiscal 2018.

Nominating Committee

The Nominating Committee is authorized to identify, evaluate and recommend to the Board of Trustees prospective nominees for Trustee, periodically review the Trust’s governance guidelines and make recommendations to the Board of Trustees from time to time as to matters of governance. The Nominating Committee also periodically reviews the performance of the Board of Trustees and its members and makes recommendations to the Board of Trustees on the number, function, and composition of the Board of Trustees and the committees of the Board of Trustees, and on the terms of the Trustees. The Nominating Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.

The Nominating Committee reviews the qualifications of various persons to determine whether they might make good candidates for consideration for membership on the Board of Trustees, without a particular focus on diversity. The Nominating Committee considers the nominee’s business judgment, skill and experience, the nominee’s understanding of the Trust’s business and industry and other related industries, the nominee’s integrity, reputation and independence, and such other factors as the Nominating Committee determines are relevant in light of the needs of the Board of Trustees and the Trust and its Shareholders. With respect to any person nominated for re-election to the Board of Trustees, the Nominating Committee is authorized to consider the nominee’s performance on the Board of Trustees before nominating the Trustee for re-election at an annual meeting. The Trust does not pay a fee to any third party to identify or assist in identifying or evaluating potential nominees.

The Nominating Committee will also consider candidates for Trustee recommended by the Shareholders. The process by which a Shareholder may suggest a candidate to be nominated for election to the Board of Trustees can be found in the section of this Proxy Statement entitled “Shareholder Proposals and Recommendations for Nomination of Trustees.” The Nominating Committee will apply the same criteria described above to review and evaluate the qualifications of any candidate recommended by a Shareholder. However, the Nominating Committee has sole discretion whether to recommend any nominee for Trustee submitted by a Shareholder to the Board of Trustees.

The current members of the Nominating Committee of the Board of Trustees are Robert S. Hekemian, Jr., David F. McBride, John A. Aiello and Richard J. Aslanian. David F. McBride and Richard J. Aslanian meet the requirements for independence set forth in the definition of “independent director” in the listing rules of the NASDAQ Stock Market (the “NASDAQ Listing Rules”). Robert S. Hekemian, Jr. is not considered independent under the definition of “independent director” in the NASDAQ Listing Rules because he is an Executive Officer of the Trust and because of his affiliation with Hekemian & Co., and John A. Aiello is not considered independent under the definition of “independent director” because he is an Executive Officer of the Trust and because of his affiliation with the law firm of Giordano, Halleran & Ciesla, P.C., which renders legal services to the Trust. The Nominating Committee approved recommendations to the Board of Trustees that Ronald J. Artinian and Justin F. Meng be nominated for re-election as Trustees for three-year terms. The Board of Trustees subsequently approved such nominees. The Nominating Committee held one meeting during fiscal 2018.

Compensation Committee

The Compensation Committee is charged with the responsibility of defining the Trust’s compensation philosophy and objectives, reviewing the compensation of the Executive Officers and Trustees, and making recommendations to the full Board of Trustees with respect to such compensation matters. The Compensation Committee is governed by a written charter, which is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The current members of the Compensation Committee of the Board of Trustees are David F. McBride, Justin F. Meng, Alan L. Aufzien and Richard J. Aslanian. David F. McBride serves as the Chairman of the Compensation Committee. Each of the members of the Compensation Committee satisfies the qualifications for independence under the NASDAQ Listing Rules.

The Compensation Committee’s processes and procedures for the foregoing reviews and analyses of the compensation of the Trust’s Executive Officers are discussed under “Executive Compensation” below. The compensation of the Trustees is discussed under “Trustee Compensation” below. The Compensation Committee held two meetings during fiscal 2018.

Audit Committee

The current members of the Audit Committee of the Board of Trustees are Ronald J. Artinian, Alan L. Aufzien, David F. McBride and Richard J. Aslanian. Ronald J. Artinian serves as the Chairman of the Audit Committee. Each member of the Audit Committee satisfies the audit committee qualifications under the NASDAQ Listing Rules and is independent, as independence for audit committee members is defined in the NASDAQ Listing Rules, and they each meet the independence requirements of Exchange Act Rule 10A-3(b)(1).

The Audit Committee held four meetings during fiscal 2018. The Audit Committee selects the independent registered public accounting firm (the “Independent Auditors”) to audit the books and accounts of the Trust. In addition, the Audit Committee reviews and pre-approves the scope and costs of all services (including non-audit services) provided by the Independent Auditors. The Audit Committee also monitors the effectiveness of the audit effort and financial reporting and inquires into the adequacy of the Trust’s financial and operating controls.

Based on its review of the criteria of an Audit Committee Financial Expert under the rules of the Securities and Exchange Commission (the “SEC”), the Board of Trustees does not believe that any of the members of the Trust’s Audit Committee qualifies as an Audit Committee Financial Expert.

Each of Ronald J. Artinian, Alan L. Aufzien, David F. McBride and Richard J. Aslanian has made significant contributions and provided valuable service to the Trust and its Shareholders as members of the Audit Committee. The Board of Trustees believes that each of Mr. Artinian, Mr. Aufzien, Mr. McBride and Mr. Aslanian has demonstrated that he is capable of (i) understanding accounting principles generally accepted in the United States of America (“GAAP”), (ii) assessing the general application of GAAP principles in connection with the accounting for estimates, accruals and reserves, (iii) understanding financial statements and analyzing and evaluating the Trust’s financial statements, (iv) understanding internal controls and procedures for financial reporting, and (v) understanding audit committee functions, all of which are attributes of an Audit Committee Financial Expert under the rules of the SEC. Given the business experience and acumen of Mr. Artinian, Mr. Aufzien, Mr. McBride and Mr. Aslanian, the Board of Trustees believes that each of them is qualified to carry out all duties and responsibilities of the Trust’s Audit Committee. However, Mr. Artinian, Mr. Aufzien, Mr. McBride and Mr. Aslanian have not acquired these attributes through the specific experience that is required for qualification as an Audit Committee Financial Expert under the rules of the SEC, such as experience serving as, or experience actively supervising, a principal financial officer, principal accounting officer, controller, public accountant or auditor, or experience overseeing or assessing the performance of companies or public accountants with respect to the preparation, auditing or evaluation of financial statements. Therefore, the Board of Trustees does not believe that any of its current members meets all of the requirements under the SEC rules for qualification as an Audit Committee Financial Expert.

The Board of Trustees believes that Allan Tubin, the Trust’s Chief Financial Officer and Treasurer, meets all of the requirements under the rules of the SEC for qualification as an Audit Committee Financial Expert. However, Mr. Tubin is not a Trustee of the Trust and would not meet the requirements for qualification as an “independent director” under the NASDAQ Listing Rules due to the fact that Mr. Tubin is an executive officer of the Trust and an executive officer of Hekemian & Co., the Trust’s managing agent. As Chief Financial Officer of the Trust, Mr. Tubin will make the certifications required under the Sarbanes-Oxley Act of 2002 and the related rules adopted by the SEC with respect to (i) the Trust’s financial statements and other financial information included in periodic reports filed with the SEC, (ii) the Trust’s disclosure controls and procedures regarding the disclosure to the certifying officers of material information relating to the Trust, and (iii) the Trust’s internal controls and the adequacy of the design and operation of such internal controls. As a certifying officer of the Trust, Mr. Tubin will meet with and make reports to the Audit Committee with respect to the items which are the subject matter of his certifications.

Based on the foregoing, the Board of Trustees believes that the Audit Committee functions effectively and properly performs and discharges its duties, and the Board does not believe that it is necessary at this time to actively search for an outside person to serve on the Board of Trustees who would qualify as an Audit Committee Financial Expert.

Audit Committee Report

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Trust filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent the Trust specifically incorporates this Report by reference therein.

The Audit Committee meets each quarter during the fiscal year with the Trust’s Independent Auditors and members of Hekemian & Co. and focuses on the following areas:

(1)	the adequacy of the Trust’s internal controls and financial reporting process and the reliability of its financial statements;
(2)	the independence and performance of the Trust’s Independent Auditors and the cooperation received by the Independent Auditors from Hekemian & Co.; and
(3)	the Trust’s compliance with all legal and regulatory requirements with particular emphasis upon all disclosures made by the Trust in its quarterly and annual reports to the SEC.

The Audit Committee and/or its Chairperson meets separately with Hekemian & Co. and the Trust’s Independent Auditors. The Independent Auditors have unrestricted access to the Audit Committee. The Independent Auditors make periodic reports directly to the Audit Committee out of the presence of Hekemian & Co. concerning their functions as the Trust’s Independent Auditors.

The Board of Trustees has adopted a written charter setting out the audit-related functions. The Audit Committee’s charter is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs. The Audit Committee reviews its charter on an annual basis and updates the charter as necessary.

Hekemian & Co. has primary responsibility for the Trust’s financial statements and the preparation of all financial statements and the maintenance of the Trust’s internal controls. The Independent Auditors audit the annual financial statements prepared by Hekemian & Co., express an opinion as to whether those financial statements fairly present the Trust’s financial position, results of operations and cash flows in conformity with GAAP. The Independent Auditors also audit the internal controls over financial reporting designed and maintained by Hekemian & Co., and express an opinion as to whether those controls are operating effectively. Any issues the Independent Auditors believe should be raised are discussed with the Audit Committee.

For fiscal 2018, the Audit Committee reviewed the Trust’s audited financial statements and met with both Hekemian & Co. and EisnerAmper LLP, the Trust’s independent registered public accountants for the 2018 fiscal year, to review and discuss all financial statements and their respective assessments of the effectiveness of the Trust’s internal control over financial reporting. Hekemian & Co. has represented to the Audit Committee that the financial statements were prepared in conformity with GAAP.

The Audit Committee has received from and discussed with EisnerAmper LLP the written disclosure and the letter required by Public Company Accounting Oversight Board (“PCAOB”) Rule 3526 (Independence Discussion with Audit Committees). These items relate to EisnerAmper LLP’s independence from the Trust. The Audit Committee also discussed with EisnerAmper LLP any matters required to be discussed by Auditing Standard 1301, as amended (Communication with Audit Committees), as adopted by the PCAOB in Rule 3200T.

On the basis of these reviews and discussions, the Audit Committee recommended to the Board of Trustees that the Trust’s audited financial statements be included in the Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, for filing with the SEC.

Submitted by:	Ronald J. Artinian, Chairman

Alan L. Aufzien

David F. McBride

Richard J. Aslanian

Long-Term Planning Committee

The Long-Term Planning Committee was established in June 2018, and is charged with the exploration, evaluation and review of strategies to maximize the long-term value and liquidity of the Trust for the Trust’s shareholders, and making recommendations and providing reports and analyses to the Board of Trustees regarding the same. The Long-Term Planning Committee is further charged with supervising and reporting to the Board as to the implementation of any strategy recommended by the Committee and approved by the Board, and with undertaking and pursuing any specific initiatives that the Board may assign to the Committee from time to time.

The current members of the Long-Term Planning Committee are Justin F. Meng, Robert Hekemian, Jr., Ronald J. Artinian, David F. McBride and Richard J. Aslanian. Mr. Meng serves as the Chairman of the Long-Term Planning Committee. The Long-Term Planning Committee held one meeting during fiscal 2018 following its establishment in June 2018.

Corporate Governance

Code of Ethics

The Trust has adopted a Code of Ethics that is applicable to all Trustees, officers and management employees of the Trust, including, without limitation, the Trust’s principal executive and senior financial officers. The Audit Committee is charged with administering and interpreting the Code of Ethics. The Code of Ethics is available on the Trust’s website at www.freitnj.com under the “About FREIT” and “Corporate Governance” tabs.

Board Leadership Structure

The Board of Trustees does not have a fixed policy regarding the separation of the positions of Chairman of the Board and Chief Executive Officer; rather, the Board favors the flexibility to select the Chairman and to determine the optimal Board leadership structure from time to time in the best interests of the Trust and its Shareholders.

From 1991 to 2018, Robert S. Hekemian served as Chairman of the Board and Chief Executive Officer of the Trust. The Board of Trustees believed that the optimal leadership structure for the Trust was the centralization of leadership through the combination of the Chairman and Chief Executive Officer roles in Mr. Hekemian based on Mr. Hekemian’s particular background, experience and knowledge of the real estate industry and markets in which the Trust operated, as well as Mr. Hekemian’s availability to serve both roles in view of the fact that the Trust’s executive officers are employed on a part-time, non-exclusive basis and engage in business activities outside of the Trust.

Upon Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer of the Trust in April 2018, the Board of Trustees appointed Robert S. Hekemian, Jr., a Trustee of the Trust and Chief Operating Officer of Hekemian & Co., the Trust’s managing agent, to succeed Robert S. Hekemian as Chief Executive Officer of the Trust, and Ronald J. Artinian, a Trustee of the Trust and Chairman of the Audit Committee, to succeed Mr. Hekemian as Chairman of the Board. The Board believed that Robert S. Hekemian, Jr. and Ronald J. Artinian had the experience and qualifications to serve as Chief Executive Officer and Chairman of the Board, respectively, and that Mr. Hekemian and Mr. Artinian had distinguished themselves as talented and capable leaders of the Trust in the course of their service as Trustees and in other capacities, such as, in the case of Robert S. Hekemian, Jr., as the Chief Operating Officer of Hekemian & Co., and in the case of Ronald J. Artinian, as Chairman of the Audit Committee of the Board of Trustees. The Board further believed that Mr. Hekemian and Mr. Artinian were attractive candidates for the Chief Executive Officer and Chairman positions, respectively, based on their familiarity with the Trust and its business and real estate portfolio as well as their experience with corporate governance matters that they had acquired over their many years of service to the Trust. The Board therefore determined that the Trust and its Shareholders would be best served by elevating both Robert S. Hekemian, Jr. and Ronald J. Artinian to formal leadership and strategy-developing roles in the Trust, by naming them to succeed Robert S. Hekemian as Chief Executive Officer and Chairman of the Board, respectively.

The Board of Trustees does not have a “lead” independent Trustee. In view of the relatively small size of the Board of Trustees and the ample opportunities that the independent Trustees have to hold discussions among themselves in conjunction with meetings of the Board (but outside the presence of the non-independent Trustees), the Board does not believe that it is necessary to designate a “lead” independent Trustee at this time. However, the Board believes that Ronald J. Artinian, in effect, functions as a “lead” independent Trustee on an informal basis through his performance of the duties and functions as Chairman of the Board.

Risk Oversight

The full Board of Trustees is responsible for actively overseeing the Trust’s risk profile and management’s processes for assessing and managing risk through regular meetings of the Board, as well as informal communications with management.  The Chairman and Chief Executive Officer, other senior management members and employees of Hekemian & Co., the Trust’s managing agent, regularly report to the Board on significant risks affecting the Trust, including financial, operational and strategic risks.  The full Board (or the appropriate committee of the Board, in the case of risks that are under the purview of a particular committee) receives these reports from management to enable the Board (or committee, as the case may be) to understand the Trust’s risk identification, risk management and risk mitigation strategies.

In addition, while the full Board of Trustees has the ultimate oversight responsibility for the risk oversight process, various committees of the Board comprised of independent directors also have responsibility for risk oversight.  The Audit Committee of the Board of Trustees (i) reviews and assesses risk relative to insurance coverage for the Trust’s operating activity and financial investments, including the investment of liquid assets; (ii) evaluates the impact, if any, of changes in interest rates and energy prices and oversees actions taken to mitigate risk associated with fluctuations in interest rates and energy prices; (iii) conducts internal control reviews and reports any material issues raised in the course of such reviews; and (iv) reviews internal controls on financial reporting with the Independent Auditors. The Audit Committee presents reports to the full Board of Trustees on a quarterly basis and reports any matters relative to risk oversight that require the attention or action of the full Board. The Compensation Committee oversees the Trust’s compensation programs to ensure that they do not create incentives that expose the Trust to unnecessary and excessive risks.

When a report from management is vetted at the committee level, the chairperson of that committee subsequently reports on the matter to the full Board of Trustees, which enables the Board and the committees to coordinate the Board’s risk oversight role.

EXECUTIVE COMPENSATION

The Trust is externally managed by Hekemian & Co., a real estate management company established in 1933. Hekemian & Co. is owned by members of the family of Robert S. Hekemian, Jr., Chief Executive Officer, President and a Trustee of the Trust, David B. Hekemian, a Trustee of the Trust, and Robert S. Hekemian, a consultant to the Trust. As compensation for its management services, the Trust pays Hekemian & Co. management and other fees pursuant to a Management Agreement between the Trust and Hekemian & Co. In addition, as an incentive to the employees of Hekemian & Co. (including members of the Hekemian family) to identify and provide real estate investment opportunities for the Trust, the Trust has advanced to such employees who are investors in certain joint venture projects a portion of the equity capital required to be contributed by them to such joint ventures. The Management Agreement and these other incentives are more particularly described in “Certain Relationships and Related Party Transactions; Director Independence” below.

In view of the Trust’s external management structure, the Trust does not employ Executive Officers on a full-time basis. The following Compensation Discussion and Analysis presents information regarding the Trust’s compensation policies and programs and the compensation of the Trust’s Executive Officers.

Compensation Discussion and Analysis

Overview

The Trust’s compensation program is designed to properly compensate the Executive Officers commensurate with the duties and services that they are employed to perform for the Trust, to reward their dedication, hard work and success and align their interests with the long-term interests of the Trust. The Compensation Committee reviews the compensation paid to the Executive Officers in consideration of these objectives and makes recommendations to the Board of Trustees regarding its determinations. The various factors considered by the Compensation Committee in reaching its determinations concerning the compensation of the Executive Officers are discussed under “Fiscal 2018 Compensation” below.

Recovery of Erroneously Awarded Compensation

The Board of Trustees has adopted a policy that provides that, in the event that the Trust is required to prepare an accounting restatement due to the Trust’s material non-compliance with any financial reporting requirement, the Trust will require the reimbursement, cancellation or forfeiture, as the case may be and to the fullest extent permitted by applicable law, of any incentive-based compensation paid to any current or former Executive Officer during the three-year period preceding such restatement that was based on the erroneous data and that was paid in excess of the compensation that would have been paid to the Executive Officer based on the accounting restatement. The Trust will disclose any incentive-based compensation paid to any Executive Officer that is based on any measure of financial performance or any other financial information in the Trust’s proxy statement for the annual meeting of Shareholders and as required by the rules and regulations of the SEC.

As discussed under “Elements of Executive Compensation” below, the Trust did not pay any incentive-based compensation to any of the Executive Officers during fiscal 2018.

Hedging Policy

It is the policy of the Trust that no employee or Trustee of the Trust may purchase any financial instruments that are designed to hedge or offset any decrease in the market value of the Trust’s Shares that (i) were previously awarded, or acquired pursuant to the exercise of any option granted, to an employee or Trustee by the Trust as part of the compensation of such employee or Trustee or (ii) otherwise held, directly or indirectly, by an employee or Trustee, which financial instruments shall include, without limitation, puts, calls, straddles, equity swaps and any other derivative security that is directly linked to the Shares.

Elements of Executive Compensation

There are three elements to the compensation of the Executive Officers of the Trust: (1) base salary; (2) the Equity Incentive Plan; and (3) the Amended and Restated Deferred Fee Plan (the “Deferred Fee Plan”). The Compensation Committee and the Board of Trustees believe that these elements allow the Trust to accomplish its objectives of properly compensating the Executive Officers for their services to the Trust, rewarding the dedication, hard work and success of Executive Officers and aligning the interests of Executive Officers with the long-term interests of the Trust.

Except for base salary, benefits under the Equity Incentive Plan and Deferred Fee Plan, and fees paid to the Executive Officers for their service as Trustees, the Trust does not pay any other compensation or benefits to its Executive Officers, whether it be in the form of bonus, long-term incentive compensation, perquisites, rights, warrants, convertible securities, performance units, performance shares or other similar instruments. The Equity Incentive Plan and the Deferred Fee Plan are the only employee benefit plans maintained by the Trust. There are no employment contracts between the Trust and any of the Executive Officers, nor is there any compensatory plan or arrangement between the Trust and any of the Executive Officers pursuant to which an Executive Officer would receive payments as the result of his resignation or retirement as an Executive Officer, or any other event resulting in the termination of his relationship with the Trust as an Executive Officer, or as a result of a change in control of the Trust. The Trust’s Deferred Fee Plan, discussed below, provides that a participant may receive Shares with respect to amounts credited to such participant’s account under the Deferred Fee Plan, including amounts deferred thereunder and accrued interest, upon such participant’s attainment of the retirement age specified in the participant’s deferral election, such participant’s actual retirement, upon such participant’s cessation of services prior to retirement, or upon the occurrence of a change in control of the Trust as defined under the Deferred Fee Plan. The Trust’s Equity Incentive Plan provides that in the event of (i) a “change in control,” as such term is defined in the Equity Incentive Plan, or (ii) a sale of all or substantially all of the assets of the Trust, other than a sale of assets to a subsidiary or other affiliated entity of the Trust, all outstanding options granted under the Equity Incentive Plan shall become exercisable (to the extent not already exercisable) immediately before or contemporaneously with the occurrence of such change in control or sale, and each outstanding restricted share award granted under the Equity Incentive Plan shall immediately become free of all restrictions, conditions and forfeiture provisions. As of October 31, 2018, there were 202,800 unexercised options collectively held by the Executive Officers and Trustees of the Trust that were outstanding. Additional information with respect to outstanding stock options is set forth in the “Outstanding Equity Awards at Fiscal Year-End” table below.

Robert S. Hekemian, Jr., Chief Executive Officer, President and a Trustee of the Trust, is the President and Chief Operating Officer of Hekemian & Co., the managing agent of the Trust. David B. Hekemian, a Trustee of the Trust, is the Principal/Broker – Salesperson and Director of Commercial Brokerage of Hekemian & Co. Robert S. Hekemian, a consultant to the Trust (and the former Chairman and Chief Executive Officer of the Trust), is Chairman of the Board and Chief Executive Officer of Hekemian & Co. Pursuant to the terms of the Management Agreement between Hekemian & Co. and the Trust, Hekemian & Co. is entitled to receive a termination fee from the Trust under certain circumstances, including the non-renewal of the Management Agreement by the Trust, termination of the Management Agreement by the Trust without cause, or termination of the Management Agreement by the Trust following an acquisition of the Trust. See “Certain Relationships, Related Party Transactions; Director Independence” below.

Equity Incentive Plan

The Trust originally adopted the Equity Incentive Plan in 1999 upon the approval of Board of Trustees and the Shareholders. In 2007, the Board of Trustees and Shareholders approved amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by 300,000 Shares and (b) extend the term of the Equity Incentive Plan from September 10, 2008 to September 10, 2018. In 2018, the Board of Trustees and Shareholders approved further amendments to the Equity Incentive Plan to (a) increase the number of Shares reserved for issuance thereunder by an additional 300,000 Shares and (b) further extend the term of the Equity Incentive Plan from September 10, 2018 to September 10, 2028.

The purpose of the Equity Incentive Plan is to allow the Trust to retain the services of individuals who have made, and/or who are expected to make, significant contributions to the business of the Trust and its subsidiaries, to align such persons’ interests with the long-term interests of the Trust, and to reward hard work, dedication and success by providing such individuals with an opportunity to acquire Shares of the Trust or receive other Share-based awards. Eligible participants include Executive Officers, Trustees and consultants of the Trust, including employees of Hekemian & Co., the Trust’s managing agent.

The Board of Trustees administers the Equity Incentive Plan, with the full and exclusive power to interpret the plan, to adopt rules, regulations and guidelines relating to the plan, to grant waivers of restrictions under the plan and to make all of the determinations necessary for the administration of the plan. The Board’s authority to administer the Equity Incentive Plan includes the authority, within the limits set forth in the plan, to determine the persons to whom awards may be granted, determine the number of shares to be covered by each award, establish the terms, conditions and provisions of the awards to be granted, and establish restrictions on the awards or subsequently waive any such restriction or permit any such restriction to lapse.

The exercise price of options granted under the Equity Incentive Plan will be equal to the Fair Market Value (as defined in the Equity Incentive Plan) of the Shares on the date of the grant of the options. For any other form of award, the consideration, if any, to be paid in exchange for the award will be determined by the Board, but in no event will such consideration be greater than the Fair Market Value of the Shares on the date of grant. The term of awards will be determined by the Board, but shall not exceed 10 years from the date of grant. Awards will vest in accordance with terms fixed by the Board, and vesting of awards may accelerate upon the occurrence of certain events, including a Change in Control (as defined in the Equity Incentive Plan), sale of all or substantially all of the Trust’s assets, or the death, Retirement (as defined in the Equity Incentive Plan) or disability of the participant.

The Board may terminate, modify or amend the Equity Incentive Plan at any time, provided that any modification or amendment that increases the number of Shares reserved for issuance thereunder is subject to the approval of the Trust’s Shareholders, and any termination, modification or amendment that adversely affects the terms of any outstanding awards is subject to the consent of the holders thereof.

The Board has charged the Compensation Committee with the responsibility of making recommendations to the Board with respect to grants of awards under the Equity Incentive Plan to eligible participants. While the Equity Incentive Plan provides that options to acquire Shares will be the principal form of award under the plan, the plan also provides for grants of restricted Share awards and other Share-based awards.

The Compensation Committee recommended to the Board of Trustees that David B. Hekemian and Richard J. Aslanian each be granted options to acquire 19,000 Shares under the Equity Incentive Plan in May 2018 following their election as Trustees at the Trust’s 2018 Annual Meeting of Shareholders, and the Board of Trustees approved the Compensation Committee’s recommendation. Other than these grants of options to David B. Hekemian and Richard J. Aslanian, the Compensation Committee did not recommend, and the Board of Trustees did not make, any grants of stock options or other equity-based awards under the Equity Incentive Plan during the 2018 fiscal year.

Amended and Restated Deferred Fee Plan

Effective November 1, 2000, the Board of Trustees adopted the Deferred Fee Plan, which is intended to provide a benefit to Executive Officers and Trustees who have made, and/or who are expected to continue to make, significant contributions to the long-term success of the Trust. An election to defer compensation is required to be made prior to the calendar year for which it will be effective, and is irrevocable with respect to the calendar year to which it applies.  The Deferred Fee Plan was amended and restated effective December 31, 2008, and further amended and restated effective November 1, 2014.

The original purpose of the Deferred Fee Plan was to provide Executive Officers and Trustees with a long-term savings opportunity. Prior to the amendments to the Deferred Fee Plan that went into effect as of November 1, 2014, the Deferred Fee Plan permitted any Executive Officer or Trustee to elect to defer receipt of any compensation, including Executive Officer salary, Trustee annual retainer fees, meeting attendance fees, and property site inspection fees, and the rate of interest payable on any amounts deferred was fixed at 9% per annum, compounded quarterly.

The amendments to the Deferred Fee Plan that went into effect as of November 1, 2014 shifted the purpose of the Deferred Fee Plan from a long-term savings vehicle for eligible participants to an opportunity for eligible participants to increase their equity position in the Trust. As amended and restated effective November 1, 2014, the Deferred Fee Plan no longer permits Trustees who are also Executive Officers of the Trust to defer amounts payable to them as salary for their services as Executive Officers. Participants in the Deferred Fee Plan are only permitted to defer amounts payable to them for their service as Trustees. In addition, from and after

November 1, 2014, amounts deferred, together with the interest accrued on a participant’s entire balance, shall be converted on the last day of each calendar quarter into share units that are equivalent to Shares (“Share Units”), and credited to the participant’s account. Amounts deferred under the Deferred Fee Plan are converted into Share Units on a quarterly basis, on the last day of each calendar quarter. The number of Share Units to be credited with respect to amounts deferred during a calendar quarter will be determined by the closing price of the Shares on the trading day immediately preceding the last day of such calendar quarter. The participants’ existing balances as of October 31, 2014 shall be preserved in the form of cash and shall not be converted into Share Units, although the interest that accrues on such existing balances from and after November 1, 2014 will be converted into Share Units. As of November 1, 2014, the interest rate on participants’ cash balances under the Deferred Fee Plan was changed from 9% per annum to the average interest rate on ten-year Treasury bonds plus 150 basis points. In the event that any cash dividend is paid by the Trust with respect to the Shares, each participant will be credited with a number of Share Units equal to (x) the amount of the cash dividend paid with respect to one Share, (y) multiplied by the total number of Share Units credited to a participant’s account as of the record date for the dividend, (z) divided by the fair market value of one Share on the trading day immediately preceding the payment date of the dividend. In the event that any dividend is paid with respect to the Shares in Shares, each participant shall be credited with a number of Share Units equal to the number of full Shares that such participant would have received had the participant been the owner, on the record date for the dividend, of a number of Shares equal to the number of Share Units credited to the participant’s account.

A participant’s deferred benefits under the Deferred Fee Plan shall be paid to the participant at either: (i) the retirement age specified by the participant in the deferral election; (ii) actual retirement of the participant; (iii) upon the earlier cessation of duties as a Trustee of the Trust prior to retirement; or (iv) upon a change in control of the Trust, as defined in the Deferred Fee Plan.  On the payment date, the Trust shall issue to the participant a number of Shares equal to the number of Share Units credited to the participant’s account, and shall pay to the participant amounts maintained in the participant’s account as of October 31, 2014 as cash in either a lump sum or in a number of substantially equal annual installments over a period not to exceed 10 years, at the election of the participant, except if a participant elects to receive payment upon the occurrence of a change in control, in which case all such amounts shall be payable in a lump sum.  The Trust has not created and will not create a cash sinking fund for amounts deferred pursuant to the Deferred Fee Plan that are not payable in Shares.  As a result, any participant who elects to participate in the Deferred Fee Plan is an unsecured creditor of the Trust with respect to any amounts deferred thereunder.  The Deferred Fee Plan may be amended, suspended or terminated by resolution of the Board of Trustees at any time and from time to time, provided that no amendment, suspension or termination shall operate to adversely affect the plan benefits accrued or available for any participant.

As of October 31, 2018, an aggregate amount of approximately $8,457,000 has been deferred under the Deferred Fee Plan, which represents an aggregate of $4,881,000 of deferred fees and $3,576,000 of accrued deferred interest, which amounts shall be maintained as cash in the participants’ accounts under the Deferred Fee Plan and shall not be converted into Share Units as described above.

During the 2018 fiscal year, participants deferred a total of approximately $784,000 under the Deferred Fee Plan, consisting of approximately $420,800 of deferred fees and accrued deferred interest of approximately $363,200. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $784,000 deferred by all participants converted into an aggregate of 49,731 Share Units during fiscal 2018, which were credited to the participants’ accounts. In addition, the participants were credited with an aggregate of 1,378 Share Units during fiscal 2018 representing dividends paid with respect to the Share Units credited to their accounts. Additional information regarding the participants’ deferral of fees and the conversion of deferred amounts into Share Units credited to their accounts is set forth under “Fiscal 2018 Nonqualified Deferred Compensation” and “Fiscal 2018 Trustee Compensation” below.

Fiscal 2018 Compensation

In fiscal 2014, the Compensation Committee determined and recommended to the Board that for fiscal 2015, the base salary paid to Robert S. Hekemian for his service as the Chairman and Chief Executive Officer of the Trust be increased to $300,000 per year from $205,000 per year, and the base salary paid to Donald W. Barney for his service as President, Chief Financial Officer and Treasurer of the Trust be increased to $75,000 per year from $50,000 per year. The Board of Trustees approved the Compensation Committee’s recommendations with respect to the increases in the base salaries of Mr. Hekemian and Mr. Barney. The Compensation Committee recommended to the Board that there be no adjustments to the compensation paid to the Executive Officers for fiscal 2016 from the compensation paid to them in fiscal 2015, and the Board accepted the Compensation Committee’s recommendation and did not make any adjustments to the compensation paid to the Executive Officers for fiscal 2016. The Compensation Committee similarly recommended to the Board that there be no adjustments to the compensation paid to the Executive Officers for fiscal 2017, and the Board accepted the Compensation Committee’s recommendation and did not make any adjustments to the compensation paid to the Executive Officers for fiscal 2017.

With respect to compensation for fiscal 2018, the Compensation Committee recommended to the Board that there be no adjustments to the compensation paid to Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust or to the compensation paid to Donald W. Barney as President, Chief Financial Officer and Treasurer of the Trust, and the Board approved the Compensation Committee’s recommendation.

Following Robert S. Hekemian’s retirement as Chairman and Chief Executive Officer on April 5, 2018, the Board determined, upon the recommendation of the Compensation Committee, to pay Robert S. Hekemian, Jr. a base salary for fiscal 2018 of $300,000 on a pro-rated basis for his services as Chief Executive Officer following his appointment to that office in April 2018. Robert S. Hekemian was paid an annual base salary of $300,000 prior to his retirement in April 2018. The Compensation Committee and the Board will review the compensation of the Chief Executive Officer for fiscal 2019.

In addition, during fiscal 2018, the Board approved an increase in the compensation paid to John A. Aiello as Executive Secretary to $40,000 per year from $30,000 per year. The members of the Compensation Committee supported this increase in the context of a meeting of the full Board with all members of the Compensation Committee present. This increase in the compensation paid to Mr. Aiello as Executive Secretary became effective as of May 1, 2018. The compensation paid to Mr. Aiello as Executive Secretary had been last increased in fiscal 2006.

The Compensation Committee considers the following factors, among other things, in the course of its review of the compensation for the Executive Officers: (a) compensation paid by other real estate investment trusts, both as a component of operating expenses and to ensure that the Trust’s compensation levels are competitive in the industry; (b) the duties and responsibilities of the Executive Officers and the value of the services provided by them; (c) the Trust’s operating results and financial condition, as well as the condition and prospects of the residential and commercial real estate markets; and (d) the results of the most recent shareholder advisory vote to approve the compensation of the Executive Officers, which was conducted at the 2017 Annual Meeting.

The Compensation Committee reviews compensation paid by other real estate investment trusts in the most general way in view of the fact that unlike many other real estate investment trusts, the Trust is externally managed. Therefore, the Trust does not retain the services of its Executive Officers on a full-time, exclusive basis, and the Executive Officers do not spend full time in their respective positions or devote all of their business activities to the Trust. The Compensation Committee and the Board of Trustees take these considerations into account when determining the compensation to be paid to the Trust’s Executive Officers, and the compensation paid to the Executive Officers reflects what the Compensation Committee and the Board believe to be fair and reasonable compensation for the services that the Executive Officers provide to the Trust and their commitment to serve as Executive Officers of the Trust under these circumstances. The Compensation Committee and the Board also consider the size and scope of the Trust’s business and operations as reflected on its balance sheet and income statement in relationship to other real estate investment trusts.

As required by the rules and regulations of the Securities and Exchange Commission, at the 2017 Annual Meeting of Shareholders, the Shareholders were asked to approve an advisory resolution approving the compensation of the Executive Officers as disclosed and described in the Compensation Discussion and Analysis, compensation tables and narratives contained in the Trust’s proxy statement used in connection with the 2017 Annual Meeting. The advisory resolution received the approval of approximately 97.7% of the votes cast on this proposal. The Compensation Committee and the Board of Trustees concluded from the strong approval of the advisory resolution that the Shareholders believe that the Trust’s compensation policies and the compensation paid to the Executive Officers are appropriate and reflective of the Trust’s objectives of aligning the interests of the Executive Officers with the long-term interests of the Trust. In accordance with the rules and regulations of the SEC, and based on the results of the vote by the Shareholders at the 2017 Annual Meeting on the frequency of such vote, the advisory vote by the Shareholders to approve the compensation of the Executive Officers will occur again at the 2020 Annual Meeting of Shareholders.

Risk Management

The Compensation Committee does not believe that the Trust’s executive compensation program gives rise to any risks that are reasonably likely to have a material adverse effect on the Trust. Executive Officers are compensated on a fixed salary basis and have not been awarded any bonuses or other compensation that might encourage the taking of unnecessary or excessive risks that threaten the long-term value of the Trust. In addition, the Compensation Committee and the Board of Trustees have utilized, and expect to continue to utilize, the Equity Incentive Plan to align the interests of the Trustees and Executive Officers with the long-term interests of the Trust and the Shareholders through grants of stock options and other equity-based awards, thereby giving the Trustees and Executive Officers additional incentives to protect the long-term value of the Trust.

Executive Compensation and Financial Performance

As discussed above, the Executive Officers of the Trust are compensated primarily on a fixed salary basis and have not been awarded any incentive-based cash bonuses, and the compensation paid to the Executive Officers is not specifically dependent upon any particular measure of financial performance. However, the Compensation Committee considers, in general terms, both the overall financial performance and condition of the Trust and the Trust’s long-term prospects in the Committee’s determination of appropriate levels of executive salary, among other factors and considerations discussed under “Fiscal 2018 Compensation” above.

Chief Executive Officer Compensation and Employee Compensation

The table below sets forth comparative information regarding (A) the total compensation of the Chief Executive Officer for the 2018 fiscal year, (B) the median of the total compensation of all other employees of the Trust, not including the Chief Executive Officer, for the 2018 fiscal year, and (C) the ratio of the Chief Executive Officer’s total compensation to the median of the total compensation of all other employees (other than the Chief Executive Officer). As of October 31, 2018, excluding the Chief Executive Officer, the Trust had forty-four employees, including twenty-eight full-time employees, thirteen part-time and seasonal employees, and three Executive Officers.

Chief Executive Officer compensation (A)	$458,593*
Median compensation of all employees (not including Chief Executive Officer) (B)	$40,955
Ratio of (A) to (B)	11.20

*Includes the pro-rated amount of the compensation paid to Robert S. Hekemian for his service as Chief Executive Officer from November 1, 2017 through the date of his retirement on April 5, 2018, plus the pro-rated amount of the compensation paid to Robert S. Hekemian, Jr. for his service as Chief Executive Officer from the effective date of his appointment to that position on April 5, 2018 through October 31, 2018.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended October 31, 2018, David F. McBride, Justin F. Meng, Alan L. Aufzien and Richard J. Aslanian served on the Compensation Committee of the Board of Trustees, with Mr. McBride serving as the Chairman of the Committee. None of the members of the Compensation Committee served as an Executive Officer or employee of the Trust at any time during the 2018 fiscal year, nor have any of them ever served as an Executive Officer of the Trust in any prior year.

Compensation Committee Report

The Compensation Committee has discussed and reviewed the foregoing Compensation Discussion and Analysis with management. Based upon this review and discussion, the Compensation Committee recommended to the Board of Trustees that the Compensation Discussion and Analysis be included in this Proxy Statement.

Submitted by:	David F. McBride, Chairman

Justin F. Meng

Alan L. Aufzien

Richard J. Aslanian

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning the compensation of all of the named executive officers of the Trust (the “Executive Officers”) as of October 31, 2018, October 31, 2017 and October 31, 2016 for services in all capacities to the Trust for the 2018, 2017 and 2016 fiscal years, respectively. With respect to all compensation, the term “paid” shall mean actually paid or deferred.

Name and Principal Position (1)	Year	Salary ($)(2)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert S. Hekemian, Chairman of the Board and Chief Executive Officer (3)	2018	$128,932 (4)	$ --	$ --	$ --	$ --	$ --	$235,806 (5)	$364,738 (6)
	2017	$300,000	$ --	$ --	$ --	$ --	$ --	$237,745 (5)	$537,745
	2016	$300,000	$ --	$ --	$ --	$ --	$ --	$231,826 (5)	$531,826
Robert S. Hekemian, Jr., Chief Executive Officer (7)	2018	$171,781 (8)	$ --	$ --	$ --	$ --	$ --	$63,046 (9)	$234,827
	2017	$ --	$ --	$ --	$ --	$ --	$ --	$ 64,906 (9)	$ 64,906
	2016	$ --	$ --	$ --	$ --	$ --	$ --	$ 64,984 (9)	$ 64,984
Donald W. Barney, President, Treasurer and Chief Financial Officer (10)	2018	$75,000	$ --	$ --	$ --	$ --	$ --	$119,515 (11)	$194,515
	2017	$75,000	$ --	$ --	$ --	$ --	$ --	$114,378 (11)	$189,378
	2016	$75,000	$ --	$ --	$ --	$ --	$ --	$112,458 (11)	$187,458
John A. Aiello, Esq., Executive Secretary and Secretary	2018	$35,000	$ --	$ --	$ --	$ --	$ --	$68,000 (12)	$103,000 (13)
	2017	$30,000	$ --	$ --	$67,260	$ --	$ --	$71,800 (12)	$169,060 (13)
	2016	$30,000	$ --	$ --	$ --	$ --	$ --	$66,500 (12)	$96,500 (13)

(1)	Represents the positions held by each Executive Officer for the fiscal years ended October 31, 2018, October 31, 2017 and October 31, 2016.
(2)	Represents payment to the Executive Officers for their services as Executive Officers of the Trust.
(3)	Robert S. Hekemian retired as Chairman, Chief Executive Officer and a Trustee of the Trust effective April 5, 2018.
(4)	Based on an annual base salary in the amount of $300,000, pro rated for the period beginning November 1, 2017 through the effective date of Robert S. Hekemian’s retirement as Chairman of the Board and Chief Executive Officer on April 5, 2018.
(5)	Of these amounts, $200,955, $177,958 and $155,541 represent accrued interest earned in fiscal 2018, 2017 and 2016, respectively, on amounts previously deferred by Robert S. Hekemian for service as an Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Hekemian; $27,642, $55,800 and $53,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in fiscal 2018, 2017 and 2016, respectively, as consideration for his service on the Board of Trustees and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $7,209, $3,987 and $23,285 represent dividends earned related to accrued interest and fees in fiscal 2018, 2017 and 2016, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $235,806 deferred (including dividends earned on deferral) for fiscal 2018 converted into an aggregate of 14,921 Share Units, the aggregate amount of $237,745 deferred (including dividends earned on deferral) for fiscal 2017 converted into an aggregate of 12,917 Share Units, and the aggregate amount of $231,826 deferred (including dividends earned on deferral) for fiscal 2016 converted into an aggregate of 11,745 Share Units. See “Amended and Restated Deferred Fee Plan,” above.
(6)	In addition to amounts paid to Robert S. Hekemian for his service as Chairman of the Board, Chief Executive Officer and a Trustee of the Trust during fiscal 2018 until his retirement as an Executive Officer and Trustee on April 5, 2018, Mr. Hekemian entered into a Consulting Agreement with the Trust effective April 5, 2018 and received compensation from the Trust for consulting services rendered thereunder. The compensation paid to Mr. Hekemian under the Consulting Agreement is not included in this Summary Compensation Table. Please see the description of the Consulting Agreement between Mr. Hekemian and the Trust, and the compensation paid to Mr. Hekemian thereunder during fiscal 2018, under the caption “Certain Relationships and Related Party Transactions; Trustee Independence.”
(7)	Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of the Trust effective April 5, 2018. Amounts paid to Mr. Hekemian in fiscal 2017 and 2016 represent amounts paid to him for services as a Trustee.
(8)	Based on an annual base salary in the amount of $300,000, pro-rated for the period beginning on the date of Robert S. Hekemian, Jr.’s appointment as Chief Executive Officer on April 5, 2018 through the remainder of the 2018 fiscal year.
(9)	Of these amounts, $11,080, $9,812 and $9,576 represent accrued interest earned in fiscal 2018, 2017 and 2016, respectively, on amounts previously deferred by Robert S. Hekemian, Jr. pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred fees are paid to Mr. Hekemian; $50,000, $54,000 and $50,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Hekemian in fiscal 2018, 2017 and 2016, respectively, as consideration for his service on the Board of Trustees and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $1,966, $1,094 and $6,408 represent dividends earned related to accrued interest and fees in fiscal 2018, 2017 and 2016, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $63,046 deferred (including dividends earned on deferral) for fiscal 2018 converted into an aggregate of 4,002 Share Units, the aggregate amount of $64,906 deferred (including dividends earned on deferral) for fiscal 2017 converted into an aggregate of 3,553 Share Units, and the aggregate amount of $64,984 deferred (including dividends earned on deferral) for fiscal 2016 converted into an aggregate of 3,248 Share Units. See “Amended and Restated Deferred Fee Plan,” above.
(10)	Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a Trustee of the Trust effective February 7, 2019.
(11)	Of these amounts, $65,992, $58,440 and $51,078 represent accrued interest earned on amounts previously deferred by Donald W. Barney for service as an Executive Officer pursuant to the terms of the Deferred Fee Plan, pursuant to which payment of accrued interest is deferred until such time that the deferred executive officer fees are paid to Mr. Barney; $50,000, $54,000 and $50,000 represent annual retainer fees, meeting fees and other fees paid to Mr. Barney in fiscal 2018, 2017 and 2016, respectively, as consideration for his service on the Board of Trustees and, if applicable, its committees, but deferred pursuant to the terms of the Deferred Fee Plan; and $3,523, $1,938 and $11,380 represent dividends earned related to accrued interest and fees in fiscal 2018, 2017 and 2016, respectively. Pursuant to the amendments to the Deferred Fee Plan that became effective on November 1, 2014, the aggregate amount of $119,515 deferred (including dividends earned on deferral) for fiscal 2018 converted into an aggregate of 7,574 Share Units, the aggregate amount of $114,378 deferred (including dividends earned on deferral) for fiscal 2017 converted into an aggregate of 6,234 Share Units, and the aggregate amount of $112,458 deferred (including dividends earned on deferral) for fiscal 2016 converted into an aggregate of 5,667 Share Units. See “Amended and Restated Deferred Fee Plan,” above.
(12)	During the fiscal years ended October 31, 2018, October 31, 2017 and October 31, 2016, the Executive Secretary was entitled to receive (i) meeting attendance fees in the amount of $1,500 for each meeting of the Board of Trustees and its committees attended, $1,000 for each meeting participated in by teleconference; and (ii) property site inspection fees in the amount of $1,000 for each site inspection attended and reimbursement of all reasonable and verified out-of-pocket expenses incurred in connection with the site visit.
(13)	Mr. Aiello is an officer and shareholder in the law firm of Giordano, Halleran & Ciesla, P.C. During fiscal 2018, 2017 and 2016, Mr. Aiello paid to the law firm the retainer and meeting fees which he received in connection with his services as Secretary and Executive Secretary of the Trust during fiscal 2018, 2017 and 2016.

The following table sets forth information concerning the compensation of the Executive Officers that was deferred pursuant to the Deferred Fee Plan, described under “Amended and Restated Deferred Fee Plan” above, for the fiscal year ended October 31, 2018:

FISCAL 2018 NONQUALIFIED DEFERRED COMPENSATION

Name (1)	(a) (2) Executive Contributions in Last FY ($)	(b) (2) Registrant Contributions in Last FY ($)	(c) Aggregate Earnings in Last FY ($)	(d) Aggregate Withdrawals/ Distributions ($)	(e) (2) Aggregate Balance at Last FYE ($)
Robert S. Hekemian (3)	$27,642	$—	$208,164	$—	$5,762,637
Robert S. Hekemian, Jr. (4)	$50,000	$—	$13,046	$—	$524,004
Donald W. Barney (5)	$50,000	$—	$69,515	$—	$2,046,311
John A. Aiello, Esq.	$—	$—	$—	$—	$—

(1)	Effective November 1, 2000, the Board of Trustees adopted the Deferred Fee Plan for its Executive Officers and its Trustees. The Deferred Fee Plan was amended and restated on December 30, 2008, effective as of December 31, 2008, and further amended and restated on September 4, 2014, effective beginning November 1, 2014. Prior to the amendments that went into effect beginning November 1, 2014, the Deferred Fee Plan permitted any Executive Officer or Trustee to elect to defer receipt of any executive officer, Trustee retainer, meeting attendance, or property site inspection fee. As a result of the amendments to the Deferred Fee Plan that went into effect on November 1, 2014, participants in the Deferred Fee Plan who are also Executive Officers of the Trust are only permitted to defer amounts paid to them in their capacities as Trustees, and are not permitted to defer amounts paid to them in their capacities as Executive Officers. Please see the full discussion of the Deferred Fee Plan under “Amended and Restated Deferred Fee Plan” above.
(2)	All amounts reported in columns (a) and (b) are reported as compensation to the named executive officers in their capacities as members of the Board of Trustees in the fiscal year ended October 31, 2018 in the Summary Compensation Table above.
(3)	Robert S. Hekemian retired as Chairman, Chief Executive Officer and a Trustee of the Trust effective April 5, 2018.
(4)	Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of the Trust effective April 5, 2018.
(5)	Donald W. Barney retired as President, Chief Financial Officer, Treasurer and a Trustee of the Trust effective February 7, 2019.

The following table sets forth information concerning the conversion into Share Units of deferred fees, accrued deferred interest and dividends payable with respect to credited Share Units under the Deferred Fee Plan during fiscal 2018, and the aggregate number of credited Share Units, for each Executive Officer individually.

Participant	Aggregate Deferred Fees for FY 2018	Accrued Deferred Interest for FY 2018	Dividends Payable on Credited Share Units for FY 2018	Share Units Credited for FY 2018	Aggregate Share Units Credited
Robert S. Hekemian (1)	$27,642	$200,955	$7,209	14,921	51,590
Robert S. Hekemian, Jr. (2)	$50,000	$11,080	$1,966	4,002	14,098
Donald W. Barney	$50,000	$65,992	$3,523	7,574	25,394
John A. Aiello, Esq.	$ ---	$ ---	$ ---	---	---

(1)	Robert S. Hekemian retired as Chairman, Chief Executive Officer and a Trustee of the Trust effective April 5, 2018.
(2)	Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of the Trust effective April 5, 2018.

See “Amended and Restated Deferred Fee Plan” above for more information concerning the terms and provisions of the Deferred Fee Plan and the information set forth in these tables.

Securities Authorized for Issuance under Equity Compensation Plans

The number of stock options outstanding under the Equity Incentive Plan, the weighted-average exercise price of the outstanding options, and the number of securities remaining available for issuance, as of October 31, 2018 were as follows:

EQUITY COMPENSATION PLAN TABLE

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	305,780	$18.40	447,020
Equity compensation plans not approved by security holders	---	---	---
Total	305,780	$18.40	447,020

(1)	The Trust currently has no equity compensation plans other than the Equity Incentive Plan described under “Compensation Discussion and Analysis” above.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Option Awards	Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested (#)	Equity Incentive Plan Awards: Number of Unexercised Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Robert S. Hekemian (1)	38,400	9,600 (3)	---	$18.45 (5)	9/3/2024	---	---	---	---
Robert S. Hekemian, Jr. (2)	15,200	3,800 (3)	---	$18.45 (5)	9/3/2024	---	---	---	---
	3,200	800 (3)	---	$18.45 (5)	9/3/2024	---	---	---	---
Donald W. Barney	28,800	7,200 (3)	---	$18.45 (5)	9/3/2024	---	---	---	---
John A. Aiello, Esq.	7,600	11,400 (4)	---	$21.00 (5)	11/9/2026	---	---	---	---

(1)	Robert S. Hekemian retired as Chairman, Chief Executive Officer and a Trustee of the Trust effective April 5, 2018.
(2)	Robert S. Hekemian, Jr. was appointed as Chief Executive Officer of the Trust effective April 5, 2018.
(3)	The unvested Shares underlying this option vest on September 4, 2019.
(4)	The unvested Shares underlying this option vest as follows: 3,800 Shares vest on September 4, 2019; 3,800 Shares vest on September 4, 2020; and 3,800 Shares vest on September 4, 2021.
(5)	The exercise price of this option is equal to the Fair Market Value of the Shares on the date of grant, as such term is defined in the Equity Incentive Plan, which is described under “Compensation Discussion and Analysis” above.

Fiscal 2018 Option Exercises and Stock Vested

There were no exercises of stock options or vesting of stock held by Executive Officers in the fiscal year ended October 31, 2018.

TRUSTEE COMPENSATION

For the 2018 fiscal year, each Trustee was entitled to receive (a) an annual retainer fee of $35,000 per year; (b) a per meeting attendance fee of $1,500 per meeting of the Board and each committee of which a Trustee is a member; (c) a per meeting fee for telephonic meetings of $1,000 per meeting of the Board and each committee; and (d) a site inspection fee of $1,000 per site inspection. The Chairman of the Board was entitled to receive a per meeting attendance fee of $1,800 per meeting of the Board, and the Chairman of the Audit Committee and the Chairman of the Compensation Committee were entitled to receive per meeting attendance fees of $1,800 per meeting of the Audit Committee and Compensation Committee, respectively. The Chairman of the Audit Committee was entitled to receive an additional annual retainer fee of $10,000, and the Chairman of the Compensation Committee was entitled to receive an additional annual retainer fee of $7,500.

In addition, following the retirement of Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust on April 5, 2018, the Board determined to separate the Chairman and Chief Executive Officer roles, rather than having a single individual serve in both roles. Effective April 5, 2018, Robert S. Hekemian, Jr. was appointed as Chief Executive Officer, and Ronald J. Artinian was appointed as Chairman of the Board. For Mr. Artinian’s services as Chairman of the Board for the 2018 fiscal year, upon the recommendation of the Compensation Committee, the Board approved an amount equal to $50,000, consisting of (i) a base annual retainer in the amount of $30,000, and (ii) additional compensation of $20,000 in recognition of the additional services provided by Mr. Artinian in connection with the transition resulting from the retirement of Robert S. Hekemian as Chairman of the Board and Chief Executive Officer of the Trust, each paid to Mr. Artinian on a pro-rated basis for the period beginning on the date of his appointment as Chairman of the Board on April 5, 2018, through the remainder of the 2018 fiscal year.

The Trustees are entitled to defer all or any part of their retainer, meeting and property site inspection fees pursuant to the terms of the Deferred Fee Plan. For the fiscal year ended October 31, 2018, Trustees (including the Trustees who were also Executive Officers during fiscal 2018) elected to defer an aggregate amount of approximately $784,000 of annual retainer fees, meeting attendance fees, site inspection fees and accrued interest payable to them for their services to the Board of Trustees and its committees, which amount was converted into an aggregate of 49,731 Share Units during fiscal 2018. In addition, the Trustees (including the Trustees who were also Executive Officers during fiscal 2018) were credited with an aggregate of 1,378 Share Units during fiscal 2018 from the conversion of dividends paid with respect to the Share Units credited to their accounts. See “Elements of Executive Compensation – Amended and Restated Deferred Fee Plan” under “Compensation Discussion and Analysis” above. For the fiscal year ended October 31, 2018, the Trust paid an aggregate of $107,916 of annual retainer fees, meeting attendance fees and site inspection fees to the Trustees in cash for their services to the Board of Trustees and its committees.

FISCAL 2018 TRUSTEE COMPENSATION (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(2)	All Other Compensation ($)	Total ($)
Herbert C. Klein (3)	$39,025	$ ---	$ ---	$ ---	$ ---	$ ---	$39,025
Ronald J. Artinian (4)	$141,256	$ ---	$ ---	$ ---	$ ---	$ ---	$141,256
Alan L. Aufzien	$94,936	$ ---	$ ---	$ ---	$ ---	$ ---	$94,936
David F. McBride	$83,985	$ ---	$ ---	$ ---	$ ---	$ ---	$83,985
Justin F. Meng	$56,838	$ ---	$ ---	$ ---	$ ---	$ ---	$56,838
David B. Hekemian (5)	$25,957	$ ---	$39,710	$ ---	$ ---	$ ---	$65,667
Richard J. Aslanian (5)	$30,458	$ ---	$39,710	$ ---	$ ---	$ ---	$70,168

(1)	See the Summary Compensation Table above for information regarding compensation paid to each of Robert S. Hekemian, Robert S. Hekemian, Jr., Donald W. Barney and John A. Aiello during fiscal 2018 in connection with their positions as Trustees.
(2)	Effective November 1, 2014, the Deferred Fee Plan was amended to provide that the interest rate was equal to the average interest rate on ten-year Treasury bonds plus 150 basis points. The Deferred Fee Plan was also amended to provide that accrued deferred interest from and after November 1, 2014 would be converted into Share Units equivalent to Shares on a monthly basis. See “Amended and Restated Deferred Fee Plan” above for a description of the amendments to the Deferred Fee Plan.
(3)	Herbert C. Klein retired as a Trustee upon the expiration of his term as a Trustee at the 2018 Annual Meeting of Shareholders held on April 5, 2018. Mr. Klein was paid a pro-rated amount of the $35,000 annual Trustee retainer with respect to the portion of fiscal 2018 during which he served as a Trustee, prior to his retirement.
(4)	Ronald J. Artinian was appointed as Chairman of the Board following the retirement of Robert S. Hekemian as Chairman and Chief Executive Officer of the Trust effective April 5, 2018. For Mr. Artinian’s services as Chairman of the Board for the 2018 fiscal year, upon the recommendation of the Compensation Committee, the Board approved an amount equal to $50,000, consisting of (i) a base annual retainer in the amount of $30,000, and (ii) additional compensation of $20,000 in recognition of the additional services provided by Mr. Artinian in connection with the transition resulting from the retirement of Robert S. Hekemian as Chairman of the Board and Chief Executive Officer of the Trust, each paid to Mr. Artinian on a pro-rated basis for the period beginning on the date of his appointment as Chairman of the Board on April 5, 2018, through the remainder of the 2018 fiscal year. See “Trustee Compensation” above.
(5)	David B. Hekemian and Richard J. Aslanian were elected as Trustees at the 2018 Annual Meeting of Shareholders held on April 5, 2018. Each of Mr. Hekemian and Mr. Aslanian was paid a pro-rated amount of the $35,000 annual Trustee retainer with respect to the portion of fiscal 2018 during which he served as a Trustee, following his election.

The following table sets forth information concerning the conversion of deferred fees and accrued deferred interest into Share Units under the Deferred Fee Plan during fiscal 2018 for each Trustee who participated in the Deferred Fee Plan during fiscal 2018, except that the information concerning the participation of Robert S. Hekemian, Robert S. Hekemian, Jr., Donald W. Barney and John A. Aiello, Esq., in the Deferred Fee Plan in their capacities as Trustees is set forth under “Executive Compensation” above.

Participant	Aggregate Deferred Fees for FY 2018	Accrued Deferred Interest for FY 2018	Dividends Paid on Credited Share Units for FY 2018	Share Units Credited for FY 2018	Aggregate Share Units Credited
Herbert C. Klein	$28,542	$10,483	$0	2,531	0
Ronald J. Artinian	$74,400	$34,960	$3,265	7,136	23,489
Alan L. Aufzien	$63,500	$28,704	$2,732	6,012	19,668
David F. McBride	$70,700	$10,975	$2,310	5,322	16,716
Justin F. Meng	$56,000	$0	$838	3,611	6,440
David B. Hekemian	$0	$0	$0	0	0
Richard J. Aslanian	$0	$0	$0	0	0
Totals	$293,142	$85,122	$9,145	24,612	66,313

Performance Graph

The graph below compares the cumulative total return on the Shares for the period covering the five fiscal years ended October 31, 2018 with the performance of the Russell 2000 Index and the FTSE NAREIT Equity REIT Index. The graph assumes that $100 was invested on October 31, 2013 in the Trust’s Shares, the Russell 2000 Index, and the FTSE NAREIT Equity REIT Index, and that all dividends were reinvested. The closing price used in the analysis for the performance graph below is $15.62 per share at October 31, 2018.

	10/13	10/14	10/15	10/16	10/17	10/18
First Real Estate Investment Trust	100.00	115.17	127.76	144.80	110.51	113.16
Russell 2000	100.00	108.06	108.43	112.89	144.32	147.00
FTSE NAREIT Equity REITs	100.00	119.06	125.97	134.55	142.18	143.97

Certain Relationships and Related Party Transactions; Trustee Independence

Of the nine members of the Board of Trustees, Ronald J. Artinian, Alan L. Aufzien, David F. McBride, Justin F. Meng and Richard J. Aslanian qualify as “independent directors” in accordance with the applicable NASDAQ Listing Rules and SEC rules. The independence of the Trustees serving on committees of the Board of Trustees is discussed under “Committees of the Board of Trustees” above.

The Board of Trustees has adopted a written charter for the Audit Committee (see “Audit Committee Report” above) whereby the Audit Committee oversees and evaluates all related party transactions proposed to be entered into by the Trust. In addition, the Declaration of Trust contains procedures in the event of any proposed purchase or sale of any properties between the Trust and any Trustee, Executive Officer or any firm, partnership or corporation in which a Trustee or Executive Officer has or may have an interest. Further, the Trust has adopted a Code of Ethics applicable to all Trustees, Executive Officers and management employees of the Trust (see “Corporate Governance – Code of Ethics” above), which Code of Ethics promotes the honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships.

Robert S. Hekemian, Jr., Chief Executive Officer of the Trust and a Trustee, and David B. Hekemian, a Trustee, are shareholders of Hekemian & Co., the Trust’s managing agent. Robert S. Hekemian, Jr. and David B. Hekemian each hold a 33.3% equity interest in Hekemian & Co. The balance of the equity interest in Hekemian & Co. is held by Robert S. Hekemian, the former Chairman of the Board and Chief Executive Officer of the Trust, and Bryan S. Hekemian. Robert S. Hekemian is the father of Robert S. Hekemian, Jr., David B. Hekemian and Bryan S. Hekemian. Robert S. Hekemian serves as the Chairman of the Board and Chief Executive Officer of Hekemian & Co.; Robert S. Hekemian, Jr. serves as the President and Chief Operating Officer of Hekemian & Co.; David B. Hekemian serves as a Vice President and the Treasurer of Hekemian & Co.; and Bryan S. Hekemian serves as a Vice President and the Secretary of Hekemian & Co..

On April 10, 2002, the Trust and Hekemian & Co. entered into a Management Agreement, effective as of November 1, 2001, replacing the Management Agreement dated December 20, 1961, as extended. The term of the Management Agreement was automatically renewed as of November 1, 2017 for a two-year period, which will expire on October 31, 2019. The term of the Management Agreement automatically renews for periods of two years unless either party gives not less than six months prior notice to the other of non-renewal. The Trust may terminate the Management Agreement (i) without cause upon one year’s prior written notice, (ii) for cause if Hekemian & Co. has not cured an event of default within 30 days of receipt of notice of termination from the Trust, or (iii) in the event of an acquisition of the Trust where the Trust ceases to effectively exist as an operating entity. The Management Agreement provides for a termination fee in the event of a termination by the Trust without cause or following a merger or acquisition of the Trust.

Under the Management Agreement, Hekemian & Co. serves as Managing Agent for the Trust and the Trust’s properties which the Trust owned on November 1, 2001. The Trust may retain Hekemian & Co. or other managing agents to manage its properties acquired after November 1, 2001 and to perform various other duties such as sales, acquisitions, and development with respect to any or all of the Trust’s properties. However, Hekemian & Co. currently manages all properties owned by the Trust and all subsidiaries and affiliates of the Trust, except for the commercial office space of the Rotunda, a mixed use (office, retail and residential) property located in Baltimore, Maryland that was acquired in July 2005 by Grande Rotunda, LLC (“Grande Rotunda”), a limited liability company in which the Trust owns a 60% equity interest. An unaffiliated third party management company manages the commercial office space at the Rotunda. Hekemian & Co. is not the exclusive advisor for the Trust to locate and recommend investments deemed suitable for the Trust, and it is not required to offer potential acquisition properties exclusively to the Trust before acquiring those properties for Hekemian & Co.’s own account or for others, including shareholders and employees of Hekemian & Co.

The Trust retained Hekemian & Co. to manage the Preakness Shopping Center, which was acquired on November 1, 2002 by WaynePSC, LLC (“WaynePSC”), a limited liability company in which the Trust owns a 40% membership interest, and the Damascus Shopping Center, which was acquired on July 31, 2003 by Damascus Centre, LLC (“Damascus Centre”), a limited liability company in which the Trust owns a 70% equity interest. In fiscal 2004, the Trust retained Hekemian & Co. to manage The Pierre Towers, an apartment complex acquired on April 15, 2004 by S And A Commercial Associates Limited Partnership (“S&A”), a limited partnership in which the Trust owns a 65% equity interest. In fiscal 2005, the Trust retained Hekemian & Co. to provide supervisory and management services to Grande Rotunda, although the Trust did not retain Hekemian & Co. to manage the commercial office space at the Rotunda.

Pursuant to the terms of the Management Agreement, the Trust pays Hekemian & Co. certain basic management fees, mortgage fees, administrative fees, other miscellaneous fees and leasing commissions as compensation for its services. The Management Agreement includes a detailed schedule of such fees and commissions for those services which the Managing Agent may be called upon to perform. During the fiscal year ended October 31, 2018, the Trust paid or accrued to Hekemian & Co. and Hekemian Development Resources, LLC, a wholly-owned subsidiary of Hekemian & Co. (“Hekemian Resources”), management and other fees in the approximate aggregate amount of $4,375,000, which includes the management fees of approximately $2,438,000 described in more detail below, and mortgage, leasing and other fees in the approximate amount of $1,937,000. Included in other fees for the fiscal year ended October 31, 2018 are commissions payable to Hekemian & Co. for the following transactions: $522,500 for the purchase of the Station Place property; $400,000 for the refinancing of the Grande Rotunda, LLC loan; $240,000 for the refinancing of the Pierre Towers, LLC loan; and $32,500 for the renewal of the Trust’s line of credit with Provident Bank.

The Trust also uses the resources of Hekemian & Co.’s insurance department to secure insurance coverage for its properties and subsidiaries. Hekemian & Co. is paid a commission for these services, which amounted to approximately $178,000 in fiscal 2018.

During the fourth quarter of fiscal 2007, the Board of Trustees approved development fee arrangements for supervising the Rotunda and Damascus Shopping Center redevelopment projects. Hekemian Resources entered into Agency Agreements with each of Grande Rotunda and Damascus Centre for the performance of management services in connection with the Rotunda and Damascus Center redevelopment projects on December 10, 2009 and August 13, 2008, respectively. The Agency Agreement with respect to the Rotunda was subsequently amended as of July 24, 2012 based on revisions to the scope of the project approved by the Board. The Agency Agreement with respect to the Rotunda project provides for Hekemian Resources to receive a fee equal to 6.375% of the total development costs as defined less the amount of $3,000,000 that

Grande Rotunda had previously paid to Hekemian & Co. for the Rotunda project. Such development fees may be modified should the Board of Trustees approve a change in the scope of the project. In addition, the Trust paid Hekemian Resources a fee in the amount of $1,400,000 in connection with the revision to the scope of the Rotunda project. The Trust paid $500,000 of this fee to Hekemian Resources in Fiscal 2013. The balance of $900,000 became due upon the issuance of a certificate of occupancy for the multi-family portion of the project. A final certificate of occupancy was issued in fiscal 2016; however, Hekemian Resources agreed to defer the payment of the $900,000 balance of this fee, and accordingly the $900,000 portion of the fee was included in accounts payable on the Trust’s consolidated balance sheet at October 31, 2017. The Trust paid the $900,000 portion of this fee to Hekemian Resources in February 2018 in connection with the refinancing of the Wells Fargo construction loan for the Rotunda property with a new construction loan from Aareal Capital Corporation. The Trust also paid Hekemian Resources the amount of $45,000 representing a mutually agreed upon amount of interest on the $900,000 portion of the fee for the period during which Hekemian Resources had agreed to defer payment thereof.

The Damascus Center redevelopment project has been completed, and all development fees due and payable pursuant to the Agency Agreement between Hekemian Resources and Damascus Centre were paid in full prior to the 2014 fiscal year.

From time to time, the Trust engages Hekemian & Co. to provide certain additional services, such as consulting services related to development and financing activities of the Trust. Separate fee arrangements are negotiated between the Trust and Hekemian & Co. with respect to such services. The Trust also reimburses Hekemian & Co. for the salaries, payroll taxes, insurance costs and certain other costs of personnel employed at the Trust’s properties by Hekemian & Co. on behalf of the Trust.

The Trust’s real estate investments may be in the form of wholly-owned fee interests or, if the circumstances warrant, joint venture interests. The Trust will make certain real estate investments through joint ventures with other parties from time to time in order to diversify risk. The Trust will also consider investing in real estate that requires development or that involves particular risk through joint ventures in order to meet the Trust’s investment objectives. In furtherance of these objectives, the Trust has invested in joint ventures with employees and affiliates of Hekemian & Co. and with Trustees of the Trust, as described below.

The Trust owns a 60% equity interest in, and is the managing member of, Grande Rotunda. Rotunda 100, LLC, a New Jersey limited liability company (“Rotunda 100”), owns a 40% interest in Grande Rotunda. Robert S. Hekemian, Jr., Chief Executive Officer and a Trustee of the Trust, and members of his immediate family, including Robert S. Hekemian, a consultant to the Trust (and the former Chairman and Chief Executive Officer of the Trust), David B. Hekemian, a Trustee of the Trust, and other employees of Hekemian & Co., have majority managing control of Rotunda 100. In July 2005, Grande Rotunda completed the acquisition of the Rotunda for a purchase price of approximately $31 million (inclusive of transaction costs), which was financed in part from an acquisition loan in the amount of $22.5 million, and the balance of which was contributed in cash by the members of Grande Rotunda in proportion to their membership interests. As an incentive to the employees of Hekemian & Co. to identify and provide real estate investment opportunities for the Trust, the Trust advanced to the employees of Hekemian & Co. who are members of Rotunda 100 (including Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian), 50% of the amount of the equity capital required to be contributed by them to Rotunda 100 in connection with the acquisition and operation of the

Rotunda. The Trust initially loaned an aggregate amount of approximately $1,900,000 to those Hekemian & Co. employees (including approximately $1,700,000 million to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) with respect to their equity capital contributions (the “Rotunda Notes”). On May 8, 2008, the Board of Trustees approved amendments to the loan agreements to increase the aggregate amount of the loans to $4,000,000 (which increased the aggregate amount loaned to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian in connection with the Rotunda Notes to $3,700,000 from the initial aggregate amount of $1,700,000). These loans bear interest that floats at 225 basis points over the 90 day London Interbank Offered Rate (“LIBOR”), as adjusted each November 1, February 1, May 1 and August 1, and the loans are secured by such employees’ membership interests in Rotunda 100. The Rotunda Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Rotunda Notes, except that the borrowers were required to pay to the Trust all refinancing proceeds and other cash flow they received from their interests in Grande Rotunda. The Rotunda Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on June 19, 2015 and (b) at the election of the Trust, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the terms of each of the Rotunda Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is 5 days after Grande Rotunda closes on a permanent mortgage loan secured by the Rotunda property. On December 7, 2017, the Board approved amendments to the Rotunda Notes to further extend the term of each of the Rotunda Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Rotunda Notes shall mature only to the extent of such distributions to the maker of the Rotunda Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property will not result in the maturation of the Rotunda Notes. At October 31, 2018, the outstanding principal balance on the Rotunda Notes was $4,000,000, and the accrued but unpaid interest on the Rotunda Notes was $862,000. Grande Rotunda paid Hekemian & Co. approximately $549,000 in management fees during fiscal 2018, which is included in the $2,438,000 of management fees paid by the Trust to Hekemian & Co. during the 2018 fiscal year mentioned above. Pursuant to the terms of the Management Agreement, Grande Rotunda paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $88,000 and commissions for the refinancing of the Grande Rotunda loan of approximately $400,000, which is included in the $1,937,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

Prior to the refinancing of the Wells Fargo construction loan for the Rotunda property with a new contruction loan from Aareal Capital Corporation, the Trust and Rotunda 100, as the 60% and 40% owners of Grande Rotunda, respectively, had been contributing their respective pro-rata share of Grande Rotunda’s cash needs through loans to Grande Rotunda. As of October 31, 2018, Rotunda 100 had funded Grande Rotunda with approximately $5.4 million, which is included in “Due to affiliate” on the Trust’s consolidated balance sheet as of October 31, 2018 and is characterized as a demand loan that Rotunda 100 can require to be repaid at any time.

The Trust owns a 70% membership interest in Damascus Centre, which is the owner of the Damascus Shopping Center. During fiscal 2005, in order to incentivize employees of Hekemian

& Co., the Trust’s Board authorized an investor group comprised principally of Hekemian employees (including Robert S. Hekemian, Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) (the “Hekemian Group”) to acquire a 30% equity interest in Damascus Centre through Damascus 100, LLC (“Damascus 100”). The sale of an equity interest in Damascus Centre to Damascus 100 was completed on October 31, 2006, at a sale price of $3,224,000, of which the Trust financed approximately $1,451,000. The Trust agreed to advance to the Hekemian Group up to 50% of the amount of the equity purchase price required to be paid by them (including approximately $1,300,000 to Robert S. Hekemian, Jr., David B. Hekemian and certain other members of the immediate family of Robert S. Hekemian) (the “Damascus Notes”). These advances are in the form of secured loans that bear interest that floats at 225 basis points over the 90 day LIBOR, as adjusted each November 1, February 1, May 1 and August 1. The Damascus Notes originally provided for payments of accrued interest on a quarterly basis, with no principal payments required during the term of the Damascus Notes, except that the borrowers were required to pay to the Trust all refinancing proceeds and other cash flow they received from their interests in Damascus Centre. The Damascus Notes were originally scheduled to mature at the earlier of (a) 10 years after issue, on September 30, 2016 and (b) at the election of the Trust, 90 days after the borrower terminates employment with Hekemian & Co., at which time all outstanding unpaid amounts would be due. On June 4, 2015, the Board approved an extension of the term of each of the Damascus Notes to the earlier to occur of (a) June 19, 2018 and (b) the day that is 5 days after the Grande Rotunda, LLC closes on a permanent mortgage loan secured by the Rotunda property. The loans were secured by such employees’ membership interests in Damascus 100. On December 7, 2017, the Board approved amendments to the Damascus Notes to further extend the term of each of the Damascus Notes to the date or dates upon which Grande Rotunda makes distributions of cash to its members as a result of either a refinancing of Grande Rotunda’s indebtedness or a sale of Grande Rotunda or all or a portion of the real property owned by it; provided, that the Damascus Notes shall mature only to the extent of such distributions to the maker of the Damascus Notes. Pursuant to the December 7, 2017 amendments, distributions of cash as a result of events other than a refinancing of the indebtedness of Grande Rotunda or sale of the Rotunda property would not have resulted in the maturation of the Damascus Notes. In the fourth quarter of fiscal 2018, the Damascus 100 members repaid the Damascus Notes in full for a total payment of $1,870,000, which was comprised of principal in the amount of $1,451,000 and accrued interest in the amount of approximately $419,000. Damascus Centre paid Hekemian & Co. approximately $130,000 in management fees during fiscal 2018, which is included in the $2,438,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the 2018 fiscal year mentioned above. Pursuant to the Management Agreement, Damascus Centre did not pay any leasing commissions to Hekemian & Co. during fiscal 2018.

The Trust owns a 40% membership interest in Westwood Hills, LLC, a New Jersey limited liability company (“Westwood Hills”), which is the owner of a 210-unit residential apartment complex in Westwood, New Jersey. In addition, an aggregate of 35% of the membership interests in Westwood Hills is beneficially owned by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; Ronald J. Artinian, the Chairman and a Trustee of the Trust; David B. Hekemian, a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; Robert S. Hekemian, a consultant to the Trust (and the former Chairman and Chief Executive Officer of the Trust) and a shareholder and officer of Hekemian & Co.; members of the immediate families of Robert S. Hekemian and Robert S. Hekemian, Jr.; Donald W. Barney, a Trustee of the Trust until his retirement in February 2019;

and another former Trustee of the Trust. Pursuant to the terms of an operating agreement, the Trust is the Managing Member of Westwood Hills. Hekemian & Co. currently serves as the Managing Agent for Westwood Hills. During the fiscal year ended October 31, 2018, Westwood Hills paid Hekemian & Co. approximately $209,000 in management fees, which is included in the $2,438,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the 2018 fiscal year mentioned above.

The Trust owns a 40% equity interest in WaynePSC. H-TPKE, LLC, a New Jersey limited liability company (“H-TPKE”), owns a 60% equity interest in WaynePSC. In addition, an aggregate of approximately 73% of the membership interests in H-TPKE is controlled by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; Robert S. Hekemian, a consultant to the Trust (and the former Chairman and Chief Executive Officer of the Trust) and a shareholder and officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and Robert S. Hekemian; and other employees of Hekemian & Co. The Trust is the Managing Member of WaynePSC. WaynePSC owns a 323,000 +/- sq. ft. community shopping center located in Wayne, New Jersey, known as the Preakness Shopping Center. Hekemian & Co. is the Managing Agent for the Preakness Shopping Center. During the fiscal year ended October 31, 2018, WaynePSC paid Hekemian & Co. an annual property management fee in the approximate amount of $223,000, which is included in the $2,438,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the 2018 fiscal year mentioned above. Pursuant to the terms of the Management Agreement, WaynePSC paid Hekemian & Co. leasing commissions in the aggregate amount of approximately $29,000 with respect to leasing activity at the Preakness Shopping Center, which is included in the $1,937,000 of mortgage, leasing and other fees paid to Hekemian & Co. mentioned above.

The Trust owns a 65% equity interest in and is the managing and general partner of S&A. The remaining 35% of equity interests in S&A is owned by Robert S. Hekemian, Jr., the Chief Executive Officer, President and a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; David B. Hekemian, a Trustee of the Trust and a shareholder and officer of Hekemian & Co.; Robert S. Hekemian, a consultant to the Trust (and the former Chairman and Chief Executive Officer of the Trust) and a shareholder and officer of Hekemian & Co.; members of the families of Robert S. Hekemian, Jr., David B. Hekemian and Robert S. Hekemian; and other employees of Hekemian & Co. and/or affiliates of Hekemian & Co. In February 2005, and in accordance with its investment policy regarding risk diversification, the Trust allowed the minority owners of S&A to make a cash contribution to S&A of approximately $1.3 million to increase their ownership interest in S&A from approximately 25% to 35%, which approximated market value at the time of the investment. On April 15, 2004, S&A purchased The Pierre Towers, a residential apartment complex located in Hackensack, New Jersey. During the fiscal year ended October 31, 2018, Pierre Towers, LLC, on behalf of S&A, paid Hekemian & Co. management fees in the amount of approximately $362,000, which is included in the $2,438,000 of management fees paid by the Trust to Hekemian & Co. and Hekemian Resources during the 2018 fiscal year mentioned above.

Robert S. Hekemian, Jr., the Chief Executive Officer, President and a Trustee of the Trust and a shareholder and officer of Hekemian & Co., is a director of Oritani Financial Corp. and its subsidiary, Oritani Bank. The Trust is a party to two commercial mortgage loans with Oritani Bank. One mortgage loan is in the original principal amount of $6,000,000 with an interest rate of 4.5% per annum. This loan is secured by the Trust’s property located in Patchogue, New York. In connection with Pathmark’s termination of its lease at the Patchogue property, and in consideration of the Trust’s guarantee of this loan, effective January 1, 2016, Oritani Bank amended the loan to reduce the monthly debt service payments to interest only. The Trust’s guarantee of the loan and the reduced debt service payments are to remain in effect until the earlier to occur of (a) the property being re-leased or sold, (b) the repayment of the loan in full and (c) March 1, 2018. The loan matured on March 1, 2018. The Trust continued to pay interest only on the loan from and after March 1, 2018 until February 8, 2019, when the Trust sold the Patchogue property for a purchase price of $7,500,000 and repaid the loan balance of approximately $5,200,000 with the proceeds from the sale. The second mortgage loan is in the principal amount of $22,750,000 with an interest rate of 4.75% per annum, which is secured by the Trust’s Westwood Plaza property and matures on January 13, 2023. Both of these mortgage loans were negotiated at arm’s length and are on standard terms.

The Trust retained the law firm of Giordano, Halleran & Ciesla, P.C during fiscal 2018 to furnish legal services. John A. Aiello, a Trustee and Executive Officer of the Trust, is an officer and shareholder in the law firm. During fiscal 2018, Giordano, Halleran & Ciesla, P.C. received $121,144 in fees from the Trust for its services. In addition, Mr. Aiello paid to the law firm the amount of $51,500, representing retainer and meeting fees, which Mr. Aiello received in connection with his services as the Secretary and Executive Secretary of the Trust during fiscal 2018.

Effective upon Robert S. Hekemian’s retirement as Chairman, Chief Executive Officer and as a Trustee on April 5, 2018, the Trust entered into a Consulting Agreement with Mr. Hekemian, pursuant to which Mr. Hekemian provides consulting services to the Trust. The Consulting Agreement has a term of four years. Under the Consulting Agreement, Mr. Hekemian is obliged to provide advice and consultation with respect to matters pertaining to the Trust and its subsidiaries, affiliates, assets and business, for no fewer than 30 hours per month during the term of the agreement. The Trust pays Mr. Hekemian a consulting fee of $5,000 per month during the term of the Consulting Agreement, which is payable in the form of Shares on a quarterly basis (i.e. in quarterly installments of $15,000). The number of Shares to be issued for each quarterly installment of the consulting fee is determined by dividing the dollar amount of the consulting fee by the closing price of one Share on the OTC Pink Open Market as of the close of trading on the last trading day of the calendar quarter with respect to which such consulting fee is payable. For the fiscal year ended October 31, 2018, consulting fee expense for Robert S. Hekemian was approximately $34,200.

ITEM 2 – RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

RELATIONSHIP WITH INDEPENDENT AUDITORS

The Audit Committee makes the selection of the Independent Auditors for the Trust. EisnerAmper LLP has served as the Trust’s independent registered public accounting firm for fiscal 2018 and 2017. The Audit Committee has selected EisnerAmper LLP to serve as the Trust’s independent registered public accounting firm for fiscal 2019. All audit and non-audit services provided by the Trust’s independent registered public accounting firm and the fees associated therewith are pre-approved by the Audit Committee in accordance with the written charter of the Audit Committee adopted by the Board of Trustees. The Audit Committee gives due consideration to the potential impact of all non-audit services on auditor independence. The engagement of EisnerAmper LLP, which was pre-approved by the Audit Committee, did not make use of the de minimis exception for pre-approval contained in the rules of the SEC that permit limited engagements for non-audit services involving amounts under a specified threshold.

In accordance with Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees), the Trust received a letter and verbal communication from EisnerAmper LLP that it knows of no state of facts that would impair its status as the Trust’s Independent Auditors. The Audit Committee has considered whether the non-audit services provided by EisnerAmper LLP are compatible with maintaining its independence and has determined that the nature and substance of any such limited non-audit services have not impaired EisnerAmper LLP’s status as the Trust’s Independent Auditors.

Audit Fees

Audit fees billed by EisnerAmper LLP to the Trust totaled $384,000 for fiscal 2018 and $365,000 for fiscal 2017 for professional services rendered in connection with the audit of the Trust’s consolidated financial statements, audits of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act of 2002, and reviews of the quarterly reports on Form 10-Q for the fiscal years ended October 31, 2018 and 2017, respectively.

Audit-Related Fees

There were no billings for audit-related services during fiscal 2018 or fiscal 2017.

Tax Fees

In fiscal 2018, EisnerAmper LLP billed the Trust $32,500 for the preparation of the Trust’s 2017 tax return, $6,000 in connection with an analysis relating to the payment of dividends and return of capital and $2,500 in connection with the implementation of the Tax Cuts and Jobs Act in 2018. In fiscal 2017, EisnerAmper LLP billed the Trust $30,000 for the preparation of the Trust’s 2016 tax return and did not bill the Trust for any other tax related services.

All Other Fees

EisnerAmper LLP did not bill the Trust for any other services during fiscal 2018 or 2017.

Presence at Annual Meeting

Representatives of EisnerAmper LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire to do so. The representatives of EisnerAmper LLP will be available to respond to appropriate questions.

The Shareholders are being asked to ratify the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants to audit and report on the Trust’s consolidated financial statements for the fiscal year ending October 31, 2019. The Trust’s submission of the appointment of the independent registered public accountants to the Shareholders for ratification will not limit the authority of the Audit Committee to appoint another accounting firm to serve as the independent registered public accountants if the present accountants resign or their engagement is otherwise terminated. If the Shareholders do not ratify the Audit Committee’s appointment of EisnerAmper LLP at the Annual Meeting, the Audit Committee and the Board of Trustees may reconsider the selection of EisnerAmper LLP.

The ratification of the Audit Committee’s appointment of EisnerAmper LLP as the Trust’s independent registered public accountants for the fiscal year ending October 31, 2019 requires the the affirmative vote of the holders of at least a majority of Shares present at the Annual Meeting, in person or by proxy.

The Board of Trustees unanimously recommends a vote FOR the ratification of the Audit Committee’s appointment of EisnerAmper LLP.

OTHER MATTERS

The Board of Trustees does not know of any other business which will be presented for consideration at the Annual Meeting. Except as the Board of Trustees may otherwise permit, only the business set forth and discussed in the Notice of Meeting and this Proxy Statement may be acted upon at the Annual Meeting. If any other business incident to the Annual Meeting is properly presented at the Annual Meeting, or any adjournment thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

ANNUAL REPORT

The Annual Report to Shareholders (the “Annual Report”) for the fiscal year ended October 31, 2018 accompanies this Proxy Statement. The Trust’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018, which the Trust has filed with the SEC, is included in the Annual Report, excluding exhibits. EisnerAmper LLP has audited the financial statements of the Trust for the fiscal year ended October 31, 2018, which financial statements are contained in the Annual Report. The Annual Report, including the audited financial statements contained therein, is not incorporated in this Proxy Statement and is not deemed to be part of the proxy soliciting material.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Trust’s Executive Officers and Trustees, and persons who own more than 10% of the Shares, to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC. Executive Officers, Trustees and greater than 10% Shareholders are required by SEC regulation to furnish the Trust with copies of all Forms 3, 4 and 5 they file.

Based solely on the Trust’s review of the copies of such forms it has received, the Trust believes that all of its Trustees, Executive Officers and greater than 10% Shareholders complied with all filing requirements applicable to them with respect to reports required to be filed by Section 16(a) of the Exchange Act during fiscal 2018, except for a Form 4 for each of David B. Hekemian and Richard J. Aslanian with respect to grants of stock options to each of them, which stock options are reported in this Proxy Statement, and two Forms 4 for Ronald J. Artinian with respect to a total of five purchase transactions under Mr. Artinian’s Rule 10b5-1 Plan, which was due to delays in transmission of confirmation of these transactions from the plan’s purchasing agent. Under the Rule 10b5-1 Plan, Mr. Artinian authorized a purchasing agent to make purchases of Shares for Mr. Artinian’s account pursuant to the terms and conditions of the plan (including the price to be paid and the number of Shares to be purchased), and Mr. Artinian did not have the discretion to determine when, or whether, any purchases of Shares were to be made under the plan. All of the aforementioned Forms 4 have been filed with the SEC, and the beneficial ownership of affected individuals disclosed in this Proxy Statement gives effect to the affected transactions.

Shareholder Communications with Trustees

The Board of Trustees has adopted a formal process to be followed by those Shareholders who wish to communicate directly with the Board of Trustees or any individual Trustee, or group of Trustees. A Shareholder can contact the Board of Trustees or any individual Trustee or group of Trustees by sending a written communication to: The Board of Trustees, or any specifically identified Trustee(s), First Real Estate Investment Trust of New Jersey, c/o Secretary, 505 Main Street, P.O. Box 667, Hackensack, New Jersey 07602. A Shareholder’s letter should also indicate that he or she is a Shareholder of the Trust. Any such communication received by the Secretary of the Trust will be distributed to the Board of Trustees, or a member or members thereof, as appropriate depending on the facts and circumstances described in the communication received. If a Shareholder communication is addressed to one or more Trustees, but not the entire Board of Trustees, the Secretary of the Trust shall notify any Trustees to whom such communication was not addressed that such communication was received and shall provide a copy of such communication upon request. Communications that are primarily commercial in nature, or related to an improper or irrelevant topic, will not be forwarded to the Board of Trustees or any Trustee. If the Secretary of the Trust believes that the management of the Trust can adequately respond to the Shareholder’s inquiry or request, the Secretary will forward such communication to the appropriate person(s). At each meeting of the Board of Trustees, a summary of all communications received since the last Board of Trustees’ meeting which the Secretary elected not to forward to the Board of Trustees or a Trustee(s) shall be presented, and all such communications shall be made available to the Trustees upon request.

SHAREHOLDER PROPOSALS AND RECOMMENDATIONS

FOR NOMINATION OF TRUSTEES

Shareholder proposals for presentation at the Trust’s 2020 Annual Meeting of Shareholders must be received by the Trust at its principal executive offices for inclusion in its proxy statement and form of proxy relating to that meeting no later than October 31, 2019. A Shareholder wishing to submit a proposal should write to the Trust’s Secretary and include a detailed description of such proposal. The Nominating Committee or the Board of Trustees will also consider candidates for nomination as Trustees who are recommended by one or more Shareholders applying the same criteria for nominees described in the section of this Proxy Statement entitled “Committees of the Board of Trustees – Nominating Committee.” A Shareholder who wishes to suggest a candidate for nomination as a Trustee should write to the Trust’s Secretary and include the following information: (1) the name and contact information for the candidate; (2) a statement of the candidate’s business experience and educational background; (3) a detailed description describing any relationship between the candidate and the proposing Shareholder; (4) a statement by the Shareholder explaining why he or she believes that the candidate is qualified to serve on the Board of Trustees and how his or her service would benefit the Trust and its Shareholders; and (5) a statement that the candidate is willing to be considered and willing to serve as a Trustee of the Trust if nominated and elected. A Shareholder wishing to suggest to the Nominating Committee a candidate for election at the Trust’s 2020 Annual Meeting of Shareholders must submit the required information to the Trust and such information must be received by the Trust no later than October 31, 2019.

THE BOARD OF TRUSTEES OF THE TRUST RECOMMENDS THAT THE SHAREHOLDERS VOTE IN FAVOR OF THE ELECTION OF RONALD J. ARTINIAN AND JUSTIN F. MENG TO THE BOARD OF TRUSTEES FOR THREE-YEAR TERMS UNDER ITEM 1 AND IN FAVOR OF THE RATIFICATION OF THE APPOINTMENT OF EISNERAMPER LLP AS THE TRUST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS UNDER ITEM 2.

THIS PROXY STATEMENT AND THE ANNUAL REPORT TO SHAREHOLDERS ARE AVAILABLE ON THE TRUST’S WEBSITE AT WWW.FREITNJ.COM UNDER THE “INVESTOR RELATIONS” TAB AND THE “PROXY MATERIALS” AND “ANNUAL REPORTS” TABS. REQUESTS FOR DIRECTIONS TO ATTEND THE ANNUAL MEETING IN PERSON SHOULD BE DIRECTED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602.

ON WRITTEN REQUEST, THE TRUST WILL PROVIDE WITHOUT CHARGE TO EACH RECORD OR BENEFICIAL HOLDER OF SHARES OF BENEFICIAL INTEREST IN THE TRUST, A COPY OF THE TRUST’S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED OCTOBER 31, 2018, AS FILED WITH THE SEC. REQUESTS SHOULD BE ADDRESSED TO SHAREHOLDER RELATIONS, FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY, 505 MAIN STREET, P.O. BOX 667, HACKENSACK, NEW JERSEY 07602. IT SHOULD BE NOTED THAT A COPY OF THE ANNUAL REPORT ON FORM 10-K IS INCLUDED WITH THE ANNUAL REPORT TO SHAREHOLDERS, WHICH ACCOMPANIES THIS PROXY STATEMENT.

ALL SHAREHOLDERS ARE URGED TO MARK, SIGN, DATE AND SEND THEIR PROXIES WITHOUT DELAY TO PROXY SERVICES, C/O COMPUTERSHARE INVESTOR SERVICES, P.O. BOX 505000, LOUISVILLE, KY 40233, OR TO VOTE THEIR SHARES VIA THE INTERNET OR BY TELEPHONE BY FOLLOWING THE INSTRUCTIONS ON THE ACCOMPANYING PROXY CARD. PROMPT RESPONSE IS HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.

John A. Aiello
Secretary

February 28, 2019

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/FREVS REVOCABLE PROXY — FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Change of Address — Please print new address below. Comments — Please print your comments below. C Non-Voting Items + + Annual Meeting of Holders of Shares of Beneficial Interest April 4, 2019 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. The undersigned hereby nominates and appoints Robert S. Hekemian, Jr. and John A. Aiello, and each of them, the true and lawful attorneys, agents and proxies of the undersigned, with full power of substitution, to vote with respect to all of the shares, representing beneficial interests, of FIRST REAL ESTATE INVESTMENT TRUST OF NEW JERSEY (the “Trust”) standing in the name of the undersigned at the close of business on February 19, 2019, at the annual meeting of holders of shares of beneficial interest to be held at the Trust’s headquarters, 505 Main Street, Hackensack, New Jersey 07602, on April 4, 2019 at 7:30 p.m., and at any and all adjournments or postponements thereof, with all powers that the undersigned would possess if personally present and especially (but without limiting the general authorization and power hereby given) to vote as indicated hereon. PLEASE ACT PROMPTLY SIGN, DATE & MAIL YOUR PROXY CARD TODAY

01 - Ronald J. Artinian for a three (3) year term 02 - Justin F. Meng for a three (3) year term For Withhold For Withhold 2 1 B V Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0301PA + + Proposals — The Board of Directors recommend a vote FOR all the nominees listed A and FOR Proposal 2. 2. RATIFICATION OF THE APPOINTMENT BY THE AUDIT COMMITTEE OF EISNERAMPER LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS OF THE TRUST TO AUDIT AND REPORT UPON THE TRUST’S CONSOLIDATED FINANCIAL STATEMENTS FOR THE FISCAL YEAR ENDING OCTOBER 31, 2019: 3. In their discretion upon such other matters as may properly come before the meeting or any adjournment or postponement thereof. The shares represented by this Proxy will be voted in the manner directed, and, if no instructions to the contrary are indicated, will be voted FOR the election of each of the nominees under Item 1 and FOR the ratification of the appointment of EisnerAmper LLP under Item 2. 1. ELECTION OF TRUSTEES: For Against Abstain Please sign exactly as your name appears. When signing as attorney, executor, administrator, trustee or guardian, please set forth your full title. If signer is a corporation, please sign the full corporate name by a duly authorized officer. Joint owners should each sign. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q 2019 Annual Meeting Proxy Card You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/FREVS or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/FREVS Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 1:00am, Eastern Time, on April 4, 2019. Your vote matters – here’s how to vote!